UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ITRON, INC.

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ITRON, INC.

2111 N. Molter Road

Liberty Lake, Washington 99019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. (Itron or Company) will be held at the Davenport Hotel in the Porter Room, at 10 South Post Street, Spokane, Washington, at 8:00 a.m., local time, on Friday, May 12, 2017, for the following purposes:

(1)	to elect four directors to the Company’s Board of Directors;

(2)	to approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2016;

(3)	to hold a non-binding advisory vote on how often a non-binding advisory vote on the compensation we pay our named executive officers should be held: every one, two or three years;

(4)

to approve the Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan, including to increase the shares authorized for issuance thereunder and approval of the material terms required under Internal Revenue Code Section 162(m);

(5)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the 2017 fiscal year; and

(6)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on March 10, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Members of the Company’s management will not make any formal presentation as part of the annual meeting, but will be available to address questions from shareholders, as appropriate. In addition, we expect all of our director nominees together with those directors continuing in office will attend the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER ANNUAL MEETING TO BE HELD ON MAY 12, 2017:

Our proxy statement is attached. Financial and other information concerning Itron is contained in our Annual Report to Shareholders for the 2016 fiscal year. The proxy statement and our Annual Report are available for all shareholders at www.edocumentview.com/ITRI

Your vote is very important. To ensure representation at the annual meeting, shareholders are urged to vote as promptly as possible. To vote your shares, please refer to the voting instruction form on the website noted above, or review the section titled “Quorum and Voting” beginning on page two of the accompanying proxy statement. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By Order of the Board of Directors,

Shannon M. Votava
Corporate Secretary

Liberty Lake, Washington

March 24, 2017

DIRECTIONS TO 2017 ANNUAL MEETING	Back Cover

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2017 Annual Meeting of Shareholders. The meeting will be held in the Porter Room of the Davenport Hotel, located at 10 South Post Street, Spokane, Washington, at 8:00 a.m., local time, on Friday, May 12, 2017, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. The Company’s principal executive office is at 2111 North Molter Road, Liberty Lake, Washington 99019.

Internet Availability of Annual Meeting Materials

Our proxy materials will be available for you to access over the Internet. On or about March 31, 2017, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to the website provided on the Notice where they can access our proxy materials and view instructions on how to vote via the Internet or by phone. The Notice will also provide instructions for obtaining paper copies of the proxy materials and a proxy card, if requested by a shareholder.

The following proxy materials will be available for you to review online:

◾	The Company’s Notice of Annual Meeting of Shareholders;

◾	The Company’s 2017 Proxy Statement;

◾	The Company’s Annual Report to Shareholders for the year ended December 31, 2016 (which is not deemed to be part of the official proxy soliciting materials); and

◾	Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the Securities and Exchange Commission (SEC).

Proposals to Be Voted On at the Annual Meeting

At the annual meeting, we will consider and vote on the following proposals:

(1)	to elect four directors to the Itron, Inc. Board of Directors, each for a term of three years ending upon our 2020 annual meeting of shareholders;

(2)	to approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2016 (Say-on-Pay vote);

(3)	to hold a non-binding advisory vote on whether future Say-on-Pay votes on the compensation we pay to our named executive officers should occur every one, two or three years (Say-When-on-Pay vote);

(4)

to approve the Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan, including to increase the shares authorized for issuance thereunder and approval of the material terms required under Internal Revenue Code Section 162(m);

(5)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the 2017 fiscal year; and

(6)	to transact any other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on March 10, 2017, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 38,647,997 shares of our common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the four directors to be elected and one vote on each other matter to be voted on at the annual meeting. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of: (1) the election of the nominees for director; (2) the advisory approval of the compensation we paid our named executive officers in 2016; (3) the advisory approval of holding an advisory shareholder vote on an annual basis on the compensation we pay our named executive officers; (4) ) the approval of the Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan, including the increase in the shares authorized for issuance thereunder and approval of the material terms required under Internal Revenue Code Section 162(m); and (5) the ratification of Deloitte & Touche LLP as our in dependent registered public accountant.

Quorum and Voting

Each shareholder is entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted only for purposes of determining the presence of a quorum.

You may vote your shares in one of several ways, depending on how you own your shares.

Registered Shareholders (Shares held in your name)

Registered shareholders can vote in person, by Internet, by telephone or by mail, by casting their vote as follows:

1)

Accessing the Internet website specified in the Notice of Internet Availability and following the instructions provided on the website (or if printed copies of the proxy materials were requested, as specified in the printed proxy card); or

2)

Requesting a printed proxy card and either calling the telephone number specified on the proxy card and following the instructions provided on the phone line, or completing, signing, dating and promptly mailing the proxy card in the envelope provided; or

3)	Attending and voting in person at the annual meeting.

Beneficial Shareholders (Shares held in the name of a broker, bank or other holder of record on your behalf)

If your shares are held in the name of a broker, bank, or other nominee or holder of record, follow the voting instructions on the voting instruction form provided to you by the holder of record to vote your shares.

Proposal One – Election of Directors: Each nominee for director is elected by the vote of the majority of the votes cast with respect to that director’s election. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares in the election of directors, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number one to the holder of record for your shares, they will not be voted in the election of directors.

Proposal Two – Say-on-Pay Vote (non-binding): The non-binding advisory vote on this proposal will be approved if the number of votes cast “for” the proposal exceeds the number of votes cast “against” approval of the proposal. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares for this proposal, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number two to the holder of record for your shares, they will not be voted on this proposal.

Proposal Three – Say-When-On-Pay Vote (non-binding): This proposal asks shareholders to determine the frequency of future Say-on-Pay votes (every one, two, or three years, or you may abstain from voting). Brokers and other holders of record do not have discretionary voting authority to vote your shares for this proposal, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number three to the holder of record for your shares, they will not be voted on this proposal.

Proposal Four – Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan: The Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan (Second Amended 2010 Plan) will be adopted and approved, including the increase in the number of shares authorized for issuance thereunder and approval of the material terms required under Internal Revenue Code Section 162(m), if the number of votes cast “for” the Second Amended 2010 Plan exceeds the number of votes cast “against” approval of the Second Amended 2010 Plan. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares on the approval of the Second Amended 2010 Plan, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number four to the holder of record for your shares, they will not be voted on this proposal.

Proposal Five – Ratification of Appointment of Independent Auditor: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2017 will be ratified if the majority of the votes cast are in favor of the proposal. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do have discretionary authority to vote shares on this matter. Therefore, there will be no broker non-votes on the ratification of the Company’s independent registered public accountant.

Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the annual meeting, the shares represented by the proxy will be voted as follows: (i) FOR proposals one, two, four and five, and one year for proposal three; and (ii) in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked only by:

◾	submitting a later-dated proxy by mail, by Internet or by telephone for the same shares at any time before the proxy is voted;

◾	delivering written notice of revocation to the Corporate Secretary of the Company at any time before the vote; or

◾	attending the annual meeting and voting in person.

If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Proxy Solicitation

For the 2017 annual meeting, we have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $10,000, plus expenses. Proxies may be solicited by personal contact, mail, email, telephone or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers and employees may also solicit proxies personally or by telephone, without additional compensation.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors (Board) is divided into three classes, with each director holding office for a three-year term or until his or her successor has been duly elected and qualified, or until his or her death, resignation or removal from office. At the 2017 Annual Meeting of Shareholders (Annual Meeting), shareholders are being asked to re-elect four Class 1 directors for terms of three years or until their death, resignation or removal from office or their successors are duly elected and qualified. Unless authority is withheld, the persons named as proxies will vote for the election of the nominees listed below. If any of the nominees become unavailable to serve, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Our Board has nominated the following persons for election to the Board. Each nominee is currently a director and has indicated that he is willing and able to continue to serve as a director.

Class 1 (to serve until the 2020 annual meeting)

Frank M. Jaehnert

Jerome J. Lande

Timothy M. Leyden

Gary E. Pruitt

We have concluded that each of the nominees for re-election, as well as the other directors who will continue in office, have the skills, experience, knowledge and personal attributes that are necessary to effectively serve on our Board. As described below in their biographies and the section “Director and Director Nominee Qualifications” that follows, the qualifications of our directors and director nominees support our conclusion that each of the individuals should serve as a director in light of our current business operations and structure.

THE BOARD RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE FOUR NOMINEES FOR DIRECTOR.

Retiring Directors – Class 1 – Decrease in Size of Board

Jon E. Eliassen, age 70, and Charles H. Gaylord, Jr., age 72, have been directors of Itron since 1987 and 2006, respectively, and their current terms will expire at the Annual Meeting. Both notified the Board that they will not stand for re-election to the Board and will retire at the Annual Meeting. We recognize and appreciate the exemplary dedication and long-time service to the Company by Messrs. Eliassen and Gaylord during their tenures on the Board. Upon their retirement at the Annual Meeting, the Board of Directors will be reduced from thirteen to eleven members.

Nominees to Serve until 2020 (Class 1)

Jerome J. Lande (age 41) was elected a director by the Board in December 2015. Since April 2016 he has served as the Head of Special-Situation Investments at Scopia Capital Management LP., an asset management firm and one of Itron’s principal minority shareholders. He was previously the Managing Partner of Coppersmith Capital Management LLC (Coppersmith), an asset management firm focused on equity investing in small to mid-cap markets and in long-term value creation, which he co-founded in April 2012. Prior to co-founding Coppersmith, Mr. Lande was a partner of MCM Capital Management, LLC, the general partner of MMI Investments, LP, a small-cap investment fund founded in 1996 to employ private equity investing methodologies in public equities, and where Mr. Lande oversaw research, trading and activism from 1998 to 2011. Prior to that time, he was associated with other equity investment firms where he was directly involved with corporate development as well as equity growth. Mr. Lande is a member of the board of directors of CONMED Corporation, a public global medical technology company whose shares are traded on the NASDAQ stock exchange (“CNMD”), where he also serves on the compensation and strategy committees.

Mr. Lande brings to the board financial and investing acumen gained through his many years of experience at several equity investment firms, including his current employer Scopia (and affiliates) who is a principal minority shareholder of the Company.

Frank M. Jaehnert (age 59) was elected a director by the Board in May 2015. From 1995 to his retirement in 2013, Mr. Jaehnert held several roles with Brady Corporation, a publicly traded manufacturer and marketer of complete solutions that identify and protect premises, products and people. These roles included President and Chief Executive Officer from 2003 to 2013, Senior Vice President and President of a business line from 2002 to 2003, and Vice President and Chief Financial Officer from 1996 to 2001. Prior to joining Brady Corporation, Mr. Jaehnert held various financial and management positions for Robert Bosch GmbH, a German multinational engineering and electronics company. Mr. Jaehnert serves on the board of directors of Nordson Corporation, which he joined in 2012, and Briggs & Stratton Corporation, which he joined in 2014. Nordson (NASDAQ: “NDSN”) and Briggs & Stratton (NYSE: “BGG”) are both publicly traded large manufacturing companies. Mr. Jaehnert also serves on the audit and finance committees of Briggs & Stratton and the audit committee of Nordson.

Mr. Jaehnert has extensive, broad-based international business and executive management and leadership experience. Mr. Jaehnert’s diverse background, his experience with geographic expansion and acquisitions, as well as his experience serving on other public company boards bring valuable perspectives to the Board.

Timothy M. Leyden (age 65) was elected a director by the Board effective March 2015. Mr. Leyden retired in 2015 after eight years with Western Digital Corporation (WDC), a NASDAQ company that manufactures hard-disk drives used to record, store and recall volumes of data. He served as WDC’s Chief Financial Officer from 2013 until January 2015, President of Western Digital, one of WDC’s two operating subsidiaries, from 2012 to 2013, its Chief Operating Officer from 2010 to 2012, and its Executive Vice President of Finance and Chief Financial Officer from 2007 to 2010. Prior to joining WDC, Mr. Leyden was Vice President and then Senior Vice President of Finance and Chief Financial Officer for Sage Software PLC, a customized software solutions business, from 2001 to 2007. Mr. Leyden serves on the board of directors of Oakgate Technology, Inc., a privately-held company that provides test, validation and benchmarking products and services to the storage industry. He also serves on the board of directors of Virtium LLC, a private company that provides storage and memory innovation for various imbedded industrial segments.

Mr. Leyden brings to the Board a mix of financial and operational experience (in both hardware and software industries), in addition to a background that includes mergers and acquisitions and integration experience related to the assimilation of acquired companies into both WDC and Sage Software. His prior experience with overseeing global manufacturing, engineering, marketing and sales operations, when combined with his financial and accounting background, adds a depth of international insight to the Board.

Gary E. Pruitt (age 67) has been a director since 2006. In 2010, Mr. Pruitt retired as Chairman of Univar N.V. (Univar), a multi-national chemical distribution company based in Bellevue, Washington, and retired as Chief Executive Officer in October 2009. Before joining Univar in 1978, Mr. Pruitt was a chartered accountant with Arthur Andersen from 1973 through 1977. Mr. Pruitt is a member of the board of directors of Public Storage, Inc. (a real estate investment trust specializing in self-storage facilities) (“PSA”), Esterline Technologies Corporation (a specialized manufacturing company) (“ESL”), and PS Business Parks, Inc. (a full service real estate company) (“PSB”) – all companies listed on the New York Stock Exchange (NYSE). Mr. Pruitt is a Lead Independent Trustee of Public Storage, Inc. and also serves as a member of its audit committee and nominating/corporate governance committee. He also is a member of the audit committee of PS Business Parks, and serves on the compensation, and nominating and corporate governance committees of Esterline Technologies Corporation.

Mr. Pruitt brings to the Board his experience as a chief executive officer of a multi-national company and all the business attributes required of that position, along with operational and manufacturing expertise through his various other management positions held with Univar. His public accounting financial background and other public board experiences provide strategic and global perspectives on our business as well.

Directors Continuing in Office until 2018 (Class 2)

Kirby A. Dyess (age 70) has been a director since 2006. Ms. Dyess is a principal in Austin Capital Management LLC where she invests in and assists early stage companies. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years at Intel Corporation where she most recently served as its Corporate Vice President from 1994 until her retirement in December 2002, and as Director of Operations for Intel Capital from 2000 to 2002. While at Intel, she also served as Vice President and Director of New Business Development, and Corporate Vice President and Director of Human Resources worldwide. Until 2015, Ms. Dyess served on the board of directors and as chairman of the compensation committee of Viasystems Group Inc., a public company whose shares were traded on the NASDAQ stock exchange until it was acquired by TTM Technologies last year. She currently serves on the board of Complí, a privately-held company that provides compliance software to companies, and chairs the board of Prolifiq SW Inc., a privately-held enterprise software company. In 2009, Ms. Dyess was elected to the board of directors of Portland General Electric (PGE), a public utility whose shares are traded on the NYSE (“POR”), where she serves as a member of its audit committee and chairs the compensation and human resources committee.

Due to her positions at Intel Corporation, together with her more recent investment experience with technology companies, Ms. Dyess provides the Board with a strong background in technology, brand marketing, human resources, mergers and acquisitions, and business development, in addition to business innovation and research and development knowledge.

Philip C. Mezey (age 57) has been a director since 2013. He was President and Chief Operating Officer of Itron’s Energy segment from March 2011 through December 31, 2012. Effective January 1, 2013, he was elected Itron’s President and Chief Executive Officer. Mr. Mezey joined Itron in March 2003 as Managing Director of Software Development for Itron’s Energy Management Solutions Group as part of Itron’s acquisition of Silicon Energy Corp., where he had most recently served as its Senior Vice President of Product Development and Strategy. Mr. Mezey was promoted to Group Vice President and Manager of Software Solutions in 2004. In 2005, he became Senior Vice President Software Solutions, and in 2007 Mr. Mezey became Senior Vice President and Chief Operating Officer Itron North America.

Mr. Mezey brings to the Board more than 13 years of experience in research and development, manufacturing, and business development for metering software and related services. While at Silicon Energy Corp., he managed the marketing department, and was directly involved with a number of mergers and acquisitions prior to Itron’s acquisition of that company. During his tenure at Itron, he has had extensive exposure to international systems and utilities throughout the world, and, as the only employee director, Mr. Mezey provides the Board with valuable insight into management’s views and perspectives, as well as the day-to-day operations of Itron.

Peter Mainz (age 52) joined the Board on January 1, 2016. Mr. Mainz served as a Non-Executive Director of Cyan Connode Holdings Plc, formerly Cyan Holdings Plc (London Stock Exchange (LSE): “CYAN”) from 2014 until December 2015, stepping down from that position upon his appointment to the Itron Board. Cyan Holdings and its subsidiaries provide wireless communication technology for smart metering, lighting, and the Internet of Things. Mr. Mainz also served as President, Chief Executive Officer and a director of Sensus Inc., a global solutions company (and competitor of Itron) offering smart meters, communications systems, software and services for the electricity, gas and water industries, from 2008 until 2014. Prior to that, he served as the Executive Vice President of Operations of Sensus from 2007 to 2008, and the Chief Financial Officer of Sensus from 2003 to 2007.

Mr. Mainz brings to the Board more than 20 years of financial and communication systems business expertise that includes operational and commercial executive leadership expertise. Mr. Mainz’s experience with the smart metering industry brings valuable industry and innovative knowledge to the Board.

Daniel S. Pelino (age 60) has been a director since November 2014. Mr. Pelino retired from International Business Machines Corp., the multinational technology company (IBM) in November 2016, where he had been employed since 1980, most recently as General Manager of IBM’s public sector business, a position he had held since 2012. The public sector business focused on government, education, healthcare and life sciences industries, including IBM’s Smarter Cities initiative. While at IBM, Mr. Pelino held several other positions of escalating responsibility focused on helping organizations, states and countries transform and digitize their technology systems. Mr. Pelino currently serves on the executive committee for the Patient Centered Primary Care Collaborative and on the board of directors of the Healthcare Executive Network.

Mr. Pelino provides the Board with a strong background in technology, brand marketing, and business innovation and development. With his worldwide experience in governmental business and strategies, he brings a current global business perspective to the Board. In addition, Mr. Pelino’s knowledge of digitized services created for economic development adds invaluable insight to the Company’s smart metering systems and strategies for its utility customers.

Directors Continuing in Office until 2019 (Class 3)

Lynda L. Ziegler (age 64) has been a director since February 2013 and was elected Vice Chair of the Board in April 2015, and then Chair of the Board in September 2016. In September 2012, Ms. Ziegler retired from Southern California Edison (SCE), one of the largest electric utilities in the U.S. (and a customer of Itron), whose parent is Edison International. During her tenure at SCE, she held various management positions related to customer program offerings, customer service, development, communication and implementation of energy efficiency programs, marketing and communication of smart meters, and generally led all aspects of delivering power to almost 5 million customers. From 2006 to 2011, Ms. Ziegler was Senior Vice President of Customer Service, and from January 1, 2011 until her retirement in September of 2012, she served as Executive Vice President of Power Delivery Services, where she was responsible for transmission and distribution construction and maintenance, customer service, information technology (IT), and support services including procurement and real estate management. In the past she has served on the advisory committee for power delivery and utilization at the Electric Power Research Institute (EPRI), and was a founding member of the Board of the Association for Women in Water and Energy.

Ms. Ziegler brings to the Board her extensive background with public utilities, especially with her recent responsibilities in the industry related to smart meters and customer relations from the utility perspective. Her breadth of knowledge of software services, transmission and distribution construction and maintenance, IT, and business development adds to the diverse business backgrounds of our other members of the Board.

Thomas S. Glanville (age 58) has been a director since May 2001. Since 2003, Mr. Glanville has been the Managing Partner of Eschelon Energy Partners, LP, Eschelon Advisors, LP, and affiliates, providing energy and private equity investment and advisory services. From 1999 to 2002, Mr. Glanville served as Vice President of Technology and New Ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. In September 2015 he was appointed to the board of directors of Mitcham Industries, Inc. (NASDAQ: “MIND”), a publicly traded equipment company for the geophysical, oceanographic and hydrographic industries, where he also serves as chair of the board’s audit committee. He currently serves on the board of directors of a privately-held oil and gas exploration and production company, Strand Energy, LLC. He served as Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors (Houston, Austin, San Antonio) from 2011 through 2016.

Mr. Glanville brings to the Board financial expertise, industry-related experience through his association with Reliant Energy, energy sector exposure through the Eschelon entities and Mitcham Industries, and technology skills that include his involvement with electric metering studies and research while he was Vice President of Technology and New Ventures for Reliant Energy.

Diana D. Tremblay (age 57) was elected a director by the Board in May 2015. Since July 2013, Ms. Tremblay has served as the Vice President of Global Business Services of General Motors Company, the motor vehicle manufacturer and distributor multinational corporation (NYSE: “GM”). She has been with that company since 1977, and during her tenure at GM, she has held a variety of positions in engineering, manufacturing and labor relations, including direct operational responsibility for over 50,000 employees. From December 2009 to July 2013, Ms. Tremblay held the position of Vice President of Manufacturing at GM. As the leader of the newly formed Global Business Services business unit, she is charged with streamlining administrative processes around the world to improve service quality, reduce complexity, and achieve cost efficiencies in such areas as finance, human resources, real estate, purchasing, asset management and master data.

Ms. Tremblay brings to the Board her broad business experience that includes her previous roles at GM as an engineer, plant manager, head of manufacturing, and lead labor relations negotiator, which together with her knowledge of business services and global manufacturing processes, provide additional international, administrative and manufacturing perspectives to the Board.

Director and Director Nominee Qualifications

Our Corporate Governance Committee assists the Board in reviewing the business and personal background of each of our directors with respect to our business and business goals. Our skill criteria for our Board members includes a person who adheres to and demonstrates the highest ethical standards and integrity, in addition to the following: executive leadership experience; functional knowledge of technology and technology applications; international business experience; knowledge of the utility and energy industry; marketing and sales experience; financial experience gained from a chief financial officer position, a CPA or other financial reporting background; expertise in manufacturing or software services; experience as an independent board member with a public company; and experience in business integrations, including mergers and acquisitions. In addition, we look for the following personal criteria: an effective negotiator, listener, and team player; a visionary with a strategic and global perspective; a successful leader with a proven record of accomplishments; a problem-solver; an effective decision-maker; and a person who will take a strong interest in the Company.

Our Corporate Governance Committee generally considers diversity as one of several factors relating to overall composition when making nominations to our Board. While we do not have a formal policy governing how diversity is considered, the Corporate Governance Committee generally considers diversity by examining the entire Board membership and, when making nominations to our Board, by reviewing the diversity of the entire Board. The Corporate Governance Committee construes Board diversity broadly to include many factors, including but not limited to gender and ethnicity. As a result, the Corporate Governance Committee strives to ensure that our Board is represented by individuals with a variety of different opinions, perspectives, personal, professional, and industry experience and backgrounds, skills, and expertise. Currently, of the 10 independent directors on our Board who are nominees or continuing on the Board after the Annual Meeting, 3 are either former CFOs or former CEOs, 5 are under the age of 60, 5 have global business experience, and 3 are women, including our Board Chair.

When the Corporate Governance Committee considers candidates to be recommended to the Board for inclusion on the slate of director nominees for the next annual meeting of shareholders, it creates a matrix for each candidate to address our criteria. The following matrix summarizes the skills and attributes of our directors and director nominees for 2017 that we believe are essential to our business:

Director Qualifications and Attributes

	Kirby Dyess	Frank Jaehnert	Thomas Glanville	Jerome Lande	Tim Leyden	Peter Mainz	Philip Mezey	Dan Pelino	Gary Pruitt	Diana Tremblay	Lynda Ziegler
Senior leadership/CEO/COO experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Business development experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Financial expertise/CFO		Ö	Ö	Ö	Ö	Ö		Ö	Ö
Public board experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Independence	Ö	Ö	Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö
Industry expertise	Ö		Ö			Ö	Ö				Ö
Global experience		Ö	Ö		Ö	Ö		Ö		Ö
Operational – manufacturing expertise*	Ö	Ö			Ö	Ö	Ö	Ö	Ö	Ö
IT/technology/R&D/Telecom expertise	Ö		Ö		Ö	Ö	Ö	Ö	Ö
Marketing/sales expertise	Ö		Ö	Ö			Ö	Ö	Ö		Ö
Hardware/software services expertise	Ö				Ö	Ö	Ö	Ö			Ö
Government expertise								Ö			Ö
Compensation and Benefits**	Ö	Ö		Ö	Ö	Ö				Ö
Mergers and Acquisitions	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Demonstrated integrity-personal and professional	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö

*	Operational – manufacturing expertise: has run or overseen manufacturing operations.
**	Compensation and Benefits: serves as member of the Compensation Committee of our Board or has overseen compensation and benefits in a management capacity.

We have concluded that all of our directors, including the nominees for re-election, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of our Company. We believe that the diverse background of each of our Board members ensures that we have a Board that has a broad range of industry-related knowledge, experience, and business acumen. See also “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

MORE INFORMATION ABOUT OUR DIRECTORS

COMPENSATION OF DIRECTORS

The compensation paid to our directors has remained the same since 2011, except for the compensation paid to the Board Vice Chair and the Value Enhancement Committee members, both of which were established in 2015, as described below. Both equity and cash compensation were determined using benchmark data from our peer companies provided by the Compensation Committee’s independent compensation consultant, FW Cook.

Director Fees. Our non-employee directors (other than our Board Chair and Vice Chair, if any) receive an aggregate annual retainer equal to $165,000, with $65,000 paid in cash and $100,000 paid in shares of our common stock. For our Chair, the aggregate annual retainer is equal to $230,000, with $110,000 paid in cash and $120,000 paid in shares of our common stock. For our Vice Chair, if any, the aggregate annual retainer is equal to $200,000, with $100,000 paid in cash and $100,000 paid in shares of our common stock. Members of the Audit/Finance Committee and the Value Enhancement Committee receive an additional annual retainer of $10,000 paid in cash, and members of our Compensation and Corporate Governance Committees receive an additional annual retainer of $6,500 and $5,000, respectively, paid in cash. The committee Chairs for the Corporate Governance and Compensation Committees receive an additional annual retainer of $15,000, and the Chairs of the Audit/Finance Committee and Value Enhancement Committee receive an additional annual retainer of $20,000, all paid in cash in quarterly installments. Our Board Chair receives no additional retainers for serving on any of our committees. See “LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS” in this proxy statement for more information on our Chair and Vice Chair of the Board.

New non-employee directors receive a grant of restricted stock units (RSUs) equal in value to $32,500, which is 50% of the annual cash retainer for directors other than the Board Chair and Vice Chair, if any. Upon election to the Board, the non-employee directors’ RSUs vest in equal installments on each of the first three anniversaries of the date of grant. Shares of our common stock and RSUs granted to non-employee directors are issued under our Amended and Restated 2010 Stock Incentive Plan.

In 2014 the Board adopted a policy that permits a director age 65 or older to elect to receive all of his or her retainer in cash, provided they continuously meet the stock ownership guidelines described in the following paragraph.

Stock Ownership Guidelines. Since 2006, we have maintained stock ownership guidelines for our non-employee directors. We expect our directors to accumulate shares equal to five times their annual cash retainer within five years from their initial appointment or election as a director, or to be making progress towards meeting the guidelines. For our Board Chair that equates to a value of $550,000, for our Vice Chair, if any, that equates to a value of $500,000, and for the other directors, it equates to a value of $325,000. All of our non-employee directors currently comply with these ownership guidelines, with the exception of certain of our recently elected non-employee directors; Timothy Leyden, Diana Tremblay, Frank Jaehnert, and Peter Mainz, all of whom joined the Board within the last three years. All of these directors are making progress towards their goals.

Deferred Compensation Plan. Pursuant to the Company’s Executive Deferred Compensation Plan, our non-employee directors are eligible to participate in that plan, and may defer up to 100% of any director fees and 100% of any shares of common stock that he or she anticipates receiving into a nonqualified account.

2016 Director Compensation Table (for all non-employee Directors)

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (22)	Option Awards ($) (23)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kirby Dyess (1)(2)(3)	178,750	0	—	—	—	—	178,750
Jon Eliassen (4)(5)(6)	217,500	0	—	—	—	—	217,500
Charles Gaylord (1)(4)(7)	77,375	99,969	—	—	—	—	177,344
Thomas Glanville (8)	85,000	99,969	—	—	—	—	184,969
Frank M. Jaehnert (2)(9)(10)	81,625	99,969	—	—	—	—	181,594
Jerome Lande (1)(5)(11)(12)	63,750	74,972	—	—	—	—	138,722
Timothy Leyden (1)(4)(13)(14)	79,783	99,969	—	—	—	—	179,752
Peter Mainz (2)(5)(11)(15)	81,500	132,446	—	—	—	—	213,946
Sharon Nelson (16)	142,500	0	—	—	—	—	142,500
Daniel Pelino (2)	71,500	99,969	—	—	—	—	171,469
Gary Pruitt (1)(5)(17)	93,234	99,969	—	—	—	—	193,203
Diana D. Tremblay (5)(18)(19)	83,625	99,969	—	—	—	—	183,594
Lynda Ziegler (20)(21)	106,250	104,924	—	—	—	—	211,174

(1)	Member of the Audit/Finance Committee.

(2)	Member of the Compensation Committee.

(3)

Ms. Dyess joined the Audit/Finance Committee on September 15, 2016 and served until December 16, 2016. She served as Chair of the Compensation Committee until September 15, 2016 and served as a member of that committee for the remainder of the year.

(4)	Member of the Corporate Governance Committee.

(5)	Member of the Value Enhancement Committee.

(6)

Mr. Eliassen served as Chair of the Board from January through September 15, 2016. He was a member of the Corporate Governance and Value Enhancement Committees for the entire year, but only received committee compensation upon his departure from the Chair of the Board position. He was also a member of the Compensation Committee through September 15, 2016.

(7)	Mr. Gaylord joined the Audit Committee effective September 15, 2016. He previously served on the Compensation Committee through September 15, 2016.

(8)	Chair of the Audit/Finance Committee.

(9)	Chair of the Corporate Governance Committee.

(10)

Mr. Jaehnert served as a member of the Audit/Finance Committee until September 15, 2016 when he became a member of the Compensation Committee. He also served as a member of the Corporate Governance Committee until September 15, 2016 whereupon he became Chair of the Corporate Governance Committee.

(11)	Messrs. Lande and Mainz were initially appointed to the Board pursuant to a cooperation agreement with Coppersmith Capital Management, LLC, Scopia Management, Inc., Jerome J. Lande, and Peter Mainz.

(12)	Beginning in the fourth quarter of 2016, Mr. Lande waived equity grants and his cash retainers were paid directly to Scopia Capital Management LP.

(13)	Chair of the Value Enhancement Committee.

(14)	Mr. Leyden became a member of the Corporate Governance Committee on September 15, 2016 and Chair of the Value Enhancement Committee on October 28, 2016.

(15)

Mr. Mainz was elected to the Board effective January 1, 2016. In addition to the quarterly retainer grants, he received a restricted stock unit grant of 912 shares on January 4, 2016 pursuant to our policy to grant RSUs equal to 50% of the annual cash retainer to new non-employee directors.

(16)

Ms. Nelson did not stand for re-election at the 2016 Annual Meeting and retired effective September 15, 2016. Prior to her retirement, she served as a member of the Audit/Finance Committee and Chair of the Corporate Governance Committee.

(17)	Mr. Pruitt served as Chair of the Value Enhancement Committee until October 28, 2016, and served as a member of that committee for the remainder of the year.

(18)	Chair of the Compensation Committee.

(19)	Ms. Tremblay served as a member of the Compensation Committee until September 15, 2016 when she became Chair of the Compensation Committee.

(20)	Chair of the Board.

(21)

Ms. Ziegler served as Vice Chair of the Board until she was elected Chair of the Board on September 14, 2016. She served as a member of the Corporate Governance Committee for the entire year, but only received compensation for her service on that committee for the first three quarters of the year.

(22)

The amounts in this column reflect the aggregate grant date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Quarterly retainer grants to directors vest immediately. Mr. Eliassen, Ms. Nelson and Ms. Dyess all elected to receive their retainers in cash. The new director grant to Mr. Mainz in 2016 has a vesting schedule of three years (one-third on each anniversary of the grant date). As of December 31, 2016, the following directors had the following RSUs outstanding: F. Jaehnert – 608; J. Lande – 626; T. Leyden – 578; P. Mainz – 912; D. Pelino – 267; D. Tremblay – 608.

(23)

No options were granted to non-employee directors in 2016. As of December 31, 2016, the following directors had the following options outstanding: K. Dyess – 4,099; J. Eliassen – 5,144; C. Gaylord – 3,486; T. Glanville – 2,102; S. Nelson – 3,486; G. Pruitt – 3,486.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

The leadership of our Board is managed by our Board Chair. Our Corporate Governance Guiding Principles (Governance Principles) require the role of Board Chair to be held by an independent director who meets the independence requirements of NASDAQ. The Board believes having separate roles of Board Chair and Chief Executive Officer (CEO) allows for a more balanced workload between the Board Chair and the CEO, especially in light of the current duties and responsibilities of the Board Chair, which include the following:

◾	Preside over all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;

◾	Review the agendas of each Board and committee meeting;

◾	Prepare agendas as needed for executive sessions of the independent directors;

◾	Serve as a liaison between the independent directors and the CEO;

◾	In consultation with the CEO, make recommendations to the Corporate Governance Committee as to membership of Board committees and appointment of Board committee Chairs; and

◾	Perform such other duties as the Board may require.

Pursuant to the Company’s Governance Principles, the Board Chair must be an independent director unless the Board determines that the best interests of shareholders would otherwise be better served. The Board Chair is elected by the members of the Board following the annual meeting of shareholders (or at such other time as a vacancy for the role of Board Chair may occur). The Board Chair serves for a term of three years (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Board Chair). The Board Chair may not serve more than two consecutive terms, unless the Board approves an extended term. Jon Eliassen completed his second term as Board Chair at the 2016 annual meeting. At that time, the Board elected the Vice Chair, Lynda Ziegler, as Board Chair and chose to leave the position of Vice Chair vacant.

If the Board determines that it is in the best interests of the shareholders to combine the roles of CEO and Board Chair, the Board will appoint a Lead Independent Director with the duties set forth in the Governance Principles.

Since February 2015, our Governance Principles have provided for the role of Vice Chair, to be held by an independent director who meets the independence requirements of NASDAQ, unless the Board determines that the best interests of shareholders would otherwise be better served. In April 2015, and upon the recommendation of the Corporate Governance Committee, the Board appointed Lynda Ziegler to that position, in which she served until September 2016 when she was appointed Board Chair. As stated in the Governance Principles, the Vice Chair is appointed by the members of the Board and serves for a term to be determined by the Board (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Vice Chair). At the 2016 annual meeting, the Board chose to leave the position of Vice Chair vacant.

The Vice Chair, who like the Board Chair may serve on Board committees, has the following duties and responsibilities:

◾	Attend all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;

◾	Review the agendas of each Board and committee meeting; assist in the preparation of agendas as needed for executive sessions of the independent directors;

◾	Serve with the Board Chair as a liaison between the independent directors and the CEO;

◾	In consultation with the Board Chair and the CEO, make recommendations to the Corporate Governance Committee as to membership of Board committees and appointment of Board committee Chairs;

◾	Perform all duties of the Board Chair in the event the Board Chair is unavailable or unable to perform his or her duties; and

◾	Perform such other duties as the Board Chair or the Board may require.

In December 2016, upon the recommendation of the Board’s Corporate Governance Committee, the Board amended the Governance Principles (i) to require Board members to adhere to and demonstrate the highest ethical standards and integrity, (ii) to clarify the process around the Board’s review of a director’s change in employment status or appointment to another board, (iii) to include the Company’s policy of reimbursing directors for expenses incurred in performing their duties, (iv) to include the Board’s current practice of appointing certain standing and temporary committees, and (v) for other conforming changes. The current Governance Principles, as amended, may be found online at www.itron.com.

See “CORPORATE GOVERNANCE” in this proxy statement for additional information on our Board.

PROPOSAL 2 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (Say-on-Pay)

We are asking our shareholders to approve a non-binding advisory resolution on the Company’s executive compensation programs for our Named Executive Officers (NEOs) (commonly known as “say-on-pay”) as we have described them in this proxy statement. Although this advisory vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for our executives. In addition, the Board has determined that it will seek say-on-pay votes annually, and the Board is seeking a non-binding advisory vote of the shareholders at the Annual Meeting to continue say-on-pay votes on an annual basis. See “PROPOSAL 3 – Advisory Vote on Frequency of Advisory Vote on Executive Compensation (Say-When-On-Pay)” in this proxy statement. As discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, we believe our compensation programs are reasonable, competitive and strongly focused on pay-for-performance principles that will result in the creation of long-term shareholder value. Some of the features of our compensation programs that illustrate our philosophy are:

◾

A significant portion of an NEO’s compensation is at-risk or performance-based, and subject to the Company’s operating and financial performance. We consider annual cash-based incentives, equity long-term incentives, and stock options to be performance-based, because each of these three elements is valuable to the executive only if performance goals are achieved and/or our share price improves. In fiscal year 2016, the executive compensation package (base salary, short- and long-term incentives at target) included 84% of at-risk compensation for the CEO and an average of 74% of at-risk compensation for the other NEOs. Our long-term incentive plan (LTIP) for equity awards granted under our Amended and Restated 2010 Stock Incentive Plan (2010 Plan) has three-year performance periods, with one-year averages determined each year for measurement purposes, to encourage NEOs to make decisions that align our long-term goals with shareholder interests, and to discourage excessive risk taking.

◾	Stock ownership guidelines require executive officers to acquire and hold certain amounts of Itron stock to further strengthen alignment of management’s interest with those of our shareholders.

◾

We have established an Incentive Repayment (Clawback) Policy that covers awards under all of our incentive programs, and provides that if a bonus or equity award is paid that is conditioned on meeting certain financial metrics, and subsequently, there is a required material financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board (or its delegated committee) has the right to demand repayment of the excess amount of the award, net of taxes. If the Board (or its delegated committee) determines that fraud has resulted in a material financial restatement, it is required that the Board demand repayment of the full award, net of taxes.

◾

We maintain our long-standing commitment to strong corporate governance by continuing our policies of (i) separate Board Chair and Chief Executive Officer (CEO) roles, (ii) majority voting for directors, (iii) all independent Board members (except our CEO) and all independent committee members, (iv) executive sessions of independent directors after each quarterly Board meeting, and (v) prohibition on hedging or pledging of Itron stock by our executives.

◾

The compensation of our NEOs varies depending upon the achievement of pre-established performance goals determined by the Compensation Committee (or the independent members of the Board, for the CEO), which are intended to serve as incentives for our executives. When performance does not meet the pre-established target goals, as was the case in fiscal year 2015, then the amount of compensation paid to our executives is correspondingly reduced or eliminated. Conversely, when the Company’s operating and financial performance meets or exceeds the pre-established performance metrics, as was the case in fiscal year 2016, then the amount of compensation paid to our executives increases. See “The 2016 Executive Compensation Program in Detail” in the CD&A.

We believe our executive compensation policies have enabled us to retain and attract exceptional senior executives whose talent and experience have helped Itron become a leader in our industry. Our Compensation

Committee (and the independent members of the Board for CEO compensation), which provides overall direction for our compensation programs, believes the fiscal year 2016 compensation paid to our NEOs is reasonable and appropriate and adequately reflects the Company’s overall performance in 2016.

Shareholders are encouraged to read the full details of our executive compensation programs as described in the Executive Compensation section of this proxy statement.

For the reasons provided above, we recommend that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, as disclosed in the Executive Compensation section of the Company’s proxy statement for the 2017 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis (CD&A), the Executive Compensation Tables, and the accompanying footnotes and narratives within the CD&A section of the proxy statement).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION OF OUR NEOs.

PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (Say-When-on-Pay)

In addition to the non-binding advisory vote on say-on-pay, Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”) also enables our shareholders to express their preference for having a say-on-pay vote every one, two, or three years, or a shareholder may abstain from the vote. This non-binding frequency vote is required at least once every six years and is commonly referred to as “say-when-on-pay”. In 2011, the majority of our shareholders voted in favor of holding the say-on-pay vote annually.

The Board has considered the frequency of the say-on-pay vote and after considering the benefits and consequences of each option, the Board recommends that we continue to submit the say-on-pay vote to our shareholders annually. We believe an annual say-on-pay vote provides the Board and our Compensation Committee with more frequent input from shareholders on our compensation philosophy, policies and programs, and it correlates the say-on-pay vote with the most recent executive compensation information presented in our proxy statement for our annual meeting. Setting a one-year period for holding this vote provides a clear, simple means for the Company to obtain information on our shareholder sentiment about our executive compensation programs.

We request your vote to determine whether the say-on-pay vote to approve the compensation of our NEOs should occur every one, two, or three years. You will be able to cast your vote on your preferred voting frequency by choosing one of the following options set forth in the following resolution and in your voting instructions or proxy card:

RESOLVED, that the Company’s shareholders determine, on a non-binding advisory basis, that the frequency with which the shareholders of the Company will have a non-binding advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement is:

Choice 1 – every year;

Choice 2 – every two years;

Choice 3 – every three years; or

Choice 4 – abstain from voting

This advisory vote on say-when-on-pay is not binding on the Company or its Board; however, the Board will take into account the results of the vote when determining the frequency of future say-on-pay votes. The frequency choice which receives the highest number of votes will be deemed the choice of the shareholders. Shareholders are not voting to approve or disapprove the Board’s recommendation. Instead, shareholders vote by choosing among the four choices set forth above and provided in the voting instructions or proxy card.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL 4 – APPROVAL OF THE ITRON, INC. SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

The Board requests shareholder approval of amendments to the current Itron, Inc. Amended and Restated 2010 Stock Incentive Plan (2010 Plan) to increase the number of shares authorized under the 2010 Plan by 3,000,000 shares, to improve the Company’s corporate governance and to make other updates as more specifically described below (Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan or Second Amended 2010 Plan).

The Board believes it is in the best interests of the Company and its shareholders to continue offering equity-based awards to our management-level employees. To have an appropriate supply of shares available for equity awards under the Second Amended 2010 Plan to recruit, hire and retain the talent necessary to achieve strong performance in the future, our Board believes the Company will need to reserve under the Second Amended 2010 Plan the additional 3,000,000 shares for which shareholder approval is being requested. By approving the Second Amended 2010 Plan, shareholders are approving the performance criteria for Performance-Based Awards as set forth in the Second Amended 2010 Plan.

Request for Additional Shares, Dilution and Overhang

The 2010 Plan is the Company’s only active employee equity plan (other than its Employee Stock Purchase Plan), and as of March 1, 2017, we had approximately 1,617,926 shares remaining for issuance under the 2010 Plan. If the shareholders approve the Second Amended 2010 Plan, then at March 1, 2017, we would have had approximately 4,617,926 shares available for the grant of new awards. As of March 1, 2017, there were 1,079,835 options outstanding in aggregate under the 2010 Plan and the Amended and Restated 2000 Stock Incentive Plan (Prior Plan) with a weighted average exercise price of $47.87 and a weighted average remaining term of 6.79 years, and 756,467 full value awards under the 2010 Plan that were unvested and outstanding. Shares under the Company’s 2012 Employee Stock Purchase Plan have been excluded from the above share totals.

In determining the number of additional shares of common stock to allocate to the Second Amended 2010 Plan, the Board considered various factors, including potential dilution, industry plan cost standards, historical grant practices and anticipated equity compensation needs, as well as information and guidelines from proxy advisory firms.

The potential dilution to current shareholders (or overhang) that could result from the future issuance of shares available under the Second Amended 2010 Plan, in addition to shares subject to awards outstanding under the Second Amended 2010 Plan, would be approximately 14.5%. This percentage is calculated on a fully-diluted basis, by dividing the total shares underlying outstanding equity awards (1,939,723) plus the shares available for future awards under the Second Amended 2010 Plan, including the new shares requested (3,000,000) (together, the numerator) by the total shares of common stock outstanding as of March 1, 2017 (38,742,761) plus the number of shares in the numerator. This level of dilution falls within the allowable benchmark of the companies in the Company’s Global Industry Classification Standard industry classification and results in a plan cost under Institutional Shareholder Services’ shareholder value transfer (SVT) model that management estimates is within the industry-specific SVT cap that applies to the Company.

Based on our historical grant practices and our expectations for the equity programs going forward, the new shares requested for use under the Second Amended 2010 Plan are expected to meet the Company’s equity grant needs for approximately three years. The shares reserved may, however, last for more or less than three years depending on currently unknown factors, such as the number of grant recipients, future grant practices, and the Company’s share price.

Shareholder Approval of Material Terms of Performance-Based Awards under Code Section 162(m)

The Board is seeking shareholder approval of the material terms of the performance goals applicable to stock awards that are intended to constitute “qualified performance-based compensation under Section 162(m) of the

Internal Revenue Code of 1986, as amended (Code) and that are granted to our CEO and such other senior executives (generally, the three other most highly compensated officers other than the chief financial officer) who are considered “covered employees” under Section 162(m) of the Code (Performance-Based Award(s)).

To preserve the Company’s ability to deduct for U.S. federal income tax purposes compensation that certain of our covered employees may recognize in connection with Performance-Based Awards that may be granted under the Second Amended 2010 Plan, shareholders are being asked to approve certain material terms of the Second Amended 2010 Plan related to such awards. Section 162(m) of the Code eliminates a federal income tax deduction for compensation in excess of $1 million paid by the Company (or our subsidiaries) to any covered employee each year, unless that compensation is conditioned upon the attainment of one or more “performance-based” goals and otherwise meets the requirements of “qualified performance-based compensation” under Section 162(m) of the Code. Among the requirements for compensation to be considered “qualified performance-based compensation” is that the material terms of the performance goals pursuant to which the Performance-Based Awards are paid have been disclosed to and approved by the shareholders every five years. The material terms of the 2010 Plan were last approved by the shareholders at the Company’s 2014 annual meeting. The material terms of the performance goals applicable to Performance-Based Awards consist of:

◾	the eligibility requirements to be granted a Performance-Based Award under the Second Amended 2010 Plan;

◾	the performance criteria upon which Performance-Based Awards granted under the Second Amended 2010 Plan may be based; and

◾	the maximum amount of compensation that can be paid to any employee pursuant to Performance-Based Awards.

Generally, officers of the Company are eligible to be granted Performance-Based Awards. The performance criteria upon which Performance-Based Awards may be based and the maximum amount of compensation that can be paid to any one employee under Performance-Based Awards is discussed below under the heading “Internal Revenue Code Section 162(m) Provisions.” Approval of the Second Amended 2010 Plan will constitute approval of the material terms of the performance goals applicable to Performance-Based Awards.

The Board and the Compensation Committee have approved the material terms of the performance goals, subject to approval by shareholders. If approval is not obtained from shareholders at the Annual Meeting, while performance-based awards could still be granted, the Company would not be able to deduct compensation in excess of $1 million paid to the covered employees for federal income tax purposes.

The Board of Directors believes that the proposal to approve the material terms of the performance goals applicable to Performance-Based Awards is in the best interests of the Company, its shareholders, and its employees. At the Annual Meeting, the shareholders are being asked to approve the material terms of the performance goals applicable to Performance-Based Awards.

Material Changes to the 2010 Plan

The following summary highlights the proposed material amendments to the 2010 Plan.

◾	The aggregate number of shares reserved for issuance pursuant to awards granted under the 2010 Plan has been increased by 3,000,000 additional shares.

◾

A provision has been added to require a minimum vesting period of at least one year for all awards granted under the Second Amended 2010 Plan with the exception of up to 5% of the shares granted under the Second Amended 2010 Plan and any accelerated vesting related to a change in control, death or disability.

◾	A provision has been added to limit the aggregate grant date fair value of all awards granted to any non-employee director, plus all cash payable during the calendar year, to not exceed $500,000.

◾	A clarification was added to provide that no dividends or dividend equivalents may be paid on unvested shares.

◾	The listing of potential performance criteria has been updated to provide more flexibility in designing Performance-Based Awards.

◾	A provision has been added to clarify the determination of, and any adjustments or exclusions to, performance goals that are financial metrics.

◾	Allowing flexibility for the Plan Administrator to determine withholding rates for taxes on awards.

◾	More flexibility for the assignment of awards so long as permitted by Section 422 of the Code and consistent with the requirements of a registration of the Second Amended 2010 Plan shares on Form S-8.

Key Terms of the Second Amended 2010 Plan at a Glance

The following is a summary of the key provisions of the Second Amended 2010 Plan, as set forth and stated herein.

Plan Term:

The Second Amended 2010 Plan, as amended and restated, will become effective on the date the shareholders approve the Second Amended 2010 Plan and will continue in effect until terminated by the Board.

Eligible Participants:

Employees, directors, consultants, agents, advisors and independent contractors of the Company or a related corporation generally are eligible to receive each type of award offered under the Second Amended 2010 Plan.

Only employees of the Company or a related corporation are eligible to receive “incentive stock options,” within the meaning of Section 422 of the Code (ISOs), under the Second Amended 2010 Plan.

The grant date fair value of all awards granted to any non-employee director, plus all cash payable during the calendar year, may not exceed $500,000.

Shares Available for Awards:

10,875,000 shares of common stock over the term of the Second Amended 2010 Plan (after giving effect to the increase of 3,000,000 shares if the amendments are approved), subject to adjustment in the event of certain changes in the capitalization of the Company.

If the amendments are approved by the shareholders, approximately 10,875,000 shares of common stock would have been available for the grant of new awards under the Second Amended 2010 Plan as of March 1, 2017.

Award Types	(1) Options (2) Restricted stock (3) Restricted stock units (4) Stock appreciation rights (5) Performance-based awards

Award Terms (Exercisability Period):

Options and Stock Appreciation Rights (SARs) have a term of no longer than 10 years

ISOs granted to ten percent owners will have a term of no longer than 5 years.

All other awards have the terms set forth in the applicable award agreement and in the Second Amended 2010 Plan.

ISO Limits:	No more than 10,875,000 shares of common stock may be issued upon the exercise of incentive stock options (ISOs) granted under the Second Amended 2010 Plan.

162(m) Share Limits:

Section 162(m) of the Code requires, among other things, that the maximum number of shares awarded to an individual during a specified period must be approved by the shareholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to certain specified senior executives.

Accordingly, the Second Amended 2010 Plan limits awards granted to an individual participant in any fiscal year to:

(1) No more than 300,000 shares subject to any award;

(2) Up to 300,000 additional shares subject to awards to new hires

(2) No more than $4,000,000 payable in cash with respect to any award.

Vesting:

Determined by the Compensation Committee within limits set forth in the Second Amended 2010 Plan provided that all awards have a minimum vesting period of one year with certain exceptions as set forth in the Second Amended 2010 Plan.

Not Permitted:

(1)    Repricing or reducing the exercise price of a share option or SAR below the per share exercise price as of the date of grant without shareholder approval.

(2)    Canceling, surrendering or substituting an outstanding option or SAR (at any time when the then-current fair market value of a share is less than the exercise price) in exchange for the grant of a new award with a lower exercise price, a cash payment or any other award.

(3)    Adding shares back to the number of shares available for issuance when (i) shares covered by an award are surrendered in payment of the purchase price of awards or tax withholding for the exercise or settlement of an option or stock appreciation right, (ii) shares are not issued or delivered as a result of net settlement of an outstanding option or stock appreciation right, and (iii) shares are repurchased on the open market with the proceeds of the exercise of an option.

(4)    Payment of dividends or dividend equivalents on unvested awards.

Change in Control:	The Plan Administrator has discretion.

Summary of the Second Amended 2010 Plan

The following description of the Second Amended 2010 Plan is a summary, does not purport to be fully descriptive and is subject to the actual terms of the Second Amended 2010 Plan, which is attached to this proxy statement as Appendix A.

Purpose of the Second Amended 2010 Plan

The purpose of the Second Amended 2010 Plan is to enhance the long-term shareholder value of the Company by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and to acquire and maintain stock ownership in the Company. The Second Amended 2010 Plan allows us to utilize multiple types of equity incentives and performance incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of award recipients with the interests of our shareholders.

Awards. The Second Amended 2010 Plan allows us to grant incentive and nonqualified stock options, stock appreciation rights (SARs), performance shares, performance units, restricted shares, restricted units, and unrestricted shares plus dividend equivalents. Awards may be granted individually or in combination with other awards.

Stock Subject to the Second Amended 2010 Plan. A maximum of 10,875,000 shares of common stock (after giving effect to the increase of 3,000,000 shares if the amendments are approved) will be authorized for issuance under the Second Amended 2010 Plan, all of which shares may be issued pursuant to the exercise of incentive stock options granted under the Second Amended 2010 Plan. The maximum number of shares, including the number of shares that may be issued pursuant to the exercise of incentive stock options, are subject to adjustment upon certain capitalization events of the Company as described in more detail below.

The Second Amended 2010 Plan uses a “fungible share” concept where the awards of options and SARs cause one available share to be removed from the available share pool, while the award of restricted stock, restricted stock units, or other “full-value” stock-based awards will be counted against the pool as 1.7 shares for each such award.

Shares covered by awards under the Second Amended 2010 Plan and the Prior Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool at the same one share or 1.7 shares ratio used for the awards. In addition, in the event that tax withholding liabilities arising under a full-value award under the Second Amended 2010 Plan or Prior Plan are satisfied by surrendering of shares subject to an award, the surrendered shares will be added back to the pool at the same one share or 1.7 shares ratio used for the awards.

The following are not available for issuance pursuant to new awards: (i) shares that are surrendered to pay the exercise price of an award or, with regard to options or SARs, to satisfy tax withholding obligations; (ii) shares that are not issued as a result of a net settlement of an option or SARs; (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

The grant date fair value of all awards granted to any non-employee director, plus all cash payable during the calendar year, may not exceed $500,000.

Administration. Our Compensation Committee will administer the Second Amended 2010 Plan (Plan Administrator), unless the Board appoints another committee to administer the Second Amended 2010 Plan. Subject to the terms of the Second Amended 2010 Plan, the Plan Administrator selects the individuals to receive awards, determines the terms and conditions of all awards, and interprets the provisions of the Second Amended 2010 Plan.

The Plan Administrator has the authority, in its sole discretion, to determine the type or types of awards to be made under the Second Amended 2010 Plan. Except for adjustments to reflect stock splits and similar events, without shareholder approval, (i) no option or SAR may be amended to reduce the exercise price of such option or SAR below the per share fair market value of the common stock as of the date the option or SAR was granted, and (ii) at any time when the then-current fair market value of a share is less than the fair market value of a share of common stock on the date that an outstanding option or SAR was granted, such outstanding option or SAR may not be cancelled or surrendered in exchange for (i) cash, (ii) an option or SAR having an exercise price that is less than the fair market value of a share of common stock on the date that the original option or SAR was granted, or (ii) any other Award.

Eligible Participants. Awards may be granted under the Second Amended 2010 Plan to those officers, directors, and employees of the Company and its Related Corporations (as defined in the Second Amended 2010 Plan, generally Company subsidiaries) as the Plan Administrator selects. Awards may also be made to consultants, agents, advisors, and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. As of March 1, 2017, twelve non-employee directors, and approximately 300 employees would be eligible to participate in the Second Amended 2010 Plan.

Minimum Vesting Requirements. With certain exceptions as set forth in the Second Amended 2010 Plan, no Award may vest before the first anniversary of the date of grant, subject to earlier vesting in connection with a Change in Control, death or disability. The Company may grant awards with respect to up to 5% of the number of shares reserved under the Second Amended 2010 Plan without regard to the minimum vesting period.

Stock Options. Options granted under the Second Amended 2010 Plan may be incentive stock options (as defined in Section 422 of the Code) or nonqualified stock options. Under the Second Amended 2010 Plan, the exercise price for each option is determined by the Plan Administrator, but cannot be less than 100% of the common stock’s fair market value on the date of grant. For purposes of the Second Amended 2010 Plan, fair market value generally means the closing sales price of our common stock as reported by The NASDAQ Global Select Market for a single trading day. As of March 1, 2017, the fair market value of a share of our common stock was $61.00.

The term of each option may not be greater than ten years from the date of grant. The Plan Administrator will establish and set forth in each instrument that evidences an option the time at which, or the installments in which, the option will vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.

The Plan Administrator will establish and set forth in each instrument that evidences an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, if a participant ceases to be employed by, or to provide services to, the Company or its Related Corporations. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an option that is not vested and exercisable on the date of termination of the participant’s employment or service relationship (Termination Date) will expire on such date.

(b) Any portion of an option that is vested and exercisable on the Termination Date will expire upon the earliest to occur of:

(i) the last day of the Option Term (unless otherwise noted, capitalized terms are as defined in the Second Amended 2010 Plan);

(ii) if the participant’s Termination Date occurs for reasons other than Cause, Retirement, death or Disability, the three-month anniversary of such Termination Date; and

(iii) if the participant’s Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the participant dies after the Termination Date while the option is otherwise exercisable, the portion of the option that is vested and exercisable on such Termination Date will expire upon the earlier to occur of (a) the last day of the Option Term or (b) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the participant’s employment or service relationship for Cause, the option will automatically expire upon first notification to the participant of such termination, unless the Plan Administrator determines otherwise.

The Plan Administrator recently approved provisions in award agreements governing exercisability post-termination that differ from the default provisions in the Second Amended 2010 Plan. A summary of the award agreements is set forth in Section 9B of our most recent Annual Report on Form 10-K.

Stock Awards and Stock Units. The Plan Administrator is authorized to make awards of common stock on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) as the Plan Administrator will determine, in its sole discretion, and as set forth in the instrument evidencing the award (Restricted Stock). The terms, conditions and restrictions determined by the Plan Administrator will include, without limitation, the manner in which shares of Restricted Stock are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Restricted Stock will occur by reason of termination of the participant’s employment or service relationship, if any.

The Plan Administrator is also authorized to make awards of common stock as described above but without imposing any restrictions (whether based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) on the shares of common stock subject to the award (Unrestricted Stock).

The Plan Administrator is authorized to make awards denominated in units of common stock (Stock Units) on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) as the Plan Administrator will determine, in its sole discretion. The terms, conditions and restrictions include, without limitation, the conditions which must be satisfied prior to the issuance of the shares subject to the Stock Units to the participant and the circumstances under which forfeiture of the Stock Units will occur by reason of termination of the participant’s employment or service relationship.

Performance Share and Performance Unit Awards. The Plan Administrator may grant awards of performance shares (Performance Shares) and designate the participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such award. Performance Shares consist of a unit valued by reference to a designated number of shares of common stock, the value of which may be paid to the participant by delivery of such property as the Plan Administrator will determine, including, without limitation, cash, shares of common stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator.

The Plan Administrator may grant awards of performance units (Performance Units) and designate the participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such award. Performance Units consist of a unit valued by reference to a designated amount of property other than shares of common stock, which value may be paid to the participant by delivery of such property as the Plan Administrator will determine, including, without limitation, cash, shares of common stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator.

Dividend Equivalents. The Plan Administrator is authorized to grant dividend equivalents, which are rights under the Second Amended 2010 Plan entitling a participant to receive credits based on dividends that would have been paid on shares of Common stock subject to an award if such shares had been held by the participant at the time the dividend was declared. Dividend equivalents cannot be granted as part of options or SARs. Any dividend equivalents granted (or dividends distributed) will be subject to the same vesting conditions applicable to the Award and shall not be paid unless and until the underlying Award vests.

U.S. Internal Revenue Service Code Section 162(m) Provisions. If the Plan Administrator determines at the time a Stock Award or a Performance Award is granted to a participant who is then an officer, that such participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a Covered Employee (as defined under Code Section 162(m), then the Plan Administrator may provide that Code Section 162(m) is applicable to such award and require the following:

(a) If a Stock Award or a Performance Award is subject to Code Section 162(m), then the lapsing of restrictions thereon and the distribution of cash, shares of common stock or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which will be based on the following business criteria, either individually, alternatively or in any combination, as reported or calculated by the Company: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price or total shareholder return; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, product quality measures, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xvii) other measurable business drivers; and (xviii) any combination of, or a specified increase in, any of the foregoing, any of which may be used to measure the performance of the Company as a whole or with respect to any business unit, Subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years or other period, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP), in accordance with accounting principles established by the International Accounting Standards Board (IASB Principles), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Plan Administrator may provide for exclusion of the impact of an event or occurrence which the Plan Administrator determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. Such performance goals will be set by the Plan Administrator within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(b) The Plan Administrator (notwithstanding certain other provisions of the Second Amended 2010 Plan) may adjust downwards, but not upwards, the amount payable pursuant to any Stock Award or Performance Award, but the Plan Administrator may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.

(c) The Plan Administrator may impose such other restrictions on awards subject to Code Section 162(m) as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(d) Subject to adjustment from time to time as provided in the Second Amended 2010 Plan, no participant may be granted options, SARs, Stock Awards or Performance Shares subject to Code Section 162(m) to the extent the awards are intended to constitute “Qualified Performance-Based Compensation,” in any calendar year period with respect to more than 300,000 shares of common stock for such award in the aggregate, except that the Company may make additional one time grants of such awards for up to 300,000 shares in the aggregate to newly hired individuals (for the applicable year of hire), and the maximum dollar value payable with respect to Performance Units subject to Code Section 162(m) granted to any participant in any one calendar year is $4,000,000.

Assignability. Except as otherwise determined by the Plan Administrator in accordance with the terms of the Second Amended 2010 Plan and to the extent permitted by Section 422 of the Code, awards may not be pledged, assigned, or transferred other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary who may exercise an award or receive payment under an award after the participant’s death. During the participant’s lifetime, awards may be exercised only by the participant. Any transfer of an award that is authorized under the Second Amended 2010 Plan must comply with the requirements applicable to offerings registered under a registration statement on Form S-8.

Adjustment of Shares. In the event of stock dividend, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase, or exchange of shares, recapitalization, mergers, consolidations, distributions to shareholders other than a normal cash dividend, or other change in the Company corporate or capital structure or similar changes in our corporate or capital structure, the Plan Administrator, will make proportional adjustments in (a) the maximum number and kind of securities subject to the Second Amended 2010 Plan and the maximum number and kind of securities that may be made subject to awards to any participant, (b) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor, (c) the number and kind of securities automatically granted pursuant to a formula program established under the Second Amended 2010 Plan, and (d) the maximum number of securities subject to an award to which Code Section 162(m) applies, as set forth in the Second Amended 2010 Plan. Such adjustments will not be deemed an option repricing under the Second Amended 2010 Plan.

Change in Control Transactions. Except as otherwise provided in the instrument evidencing the award or in a written employment or services agreement or other agreement between a participant and the Company or a Related Corporation in connection with an award, if in the event of a Change in Control Transaction (as defined in the Second Amended 2010 Plan), a Participant’s award is not assumed, continued, replaced or an equivalent award is not substituted for the award by the surviving corporation, the successor corporation or its parent corporation, as applicable, the award will become fully vested and, if applicable, exercisable whether or not the vesting requirements set forth in the applicable agreement evidencing the award have been satisfied.

The vesting and payout of Performance Awards resulting from a Change in Control Transaction will be as provided in the instrument evidencing the award or in a written employment or services agreement between a participant and the Company or a Related Corporation.

The Plan Administrator will have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the participants, with respect to awards.

Amendment and Termination of Second Amended 2010 Plan. The Board may suspend or terminate the Second Amended 2010 Plan at any time. The Second Amended 2010 Plan will have no fixed expiration date; provided, however, that no incentive stock options may be granted more than ten years after the later of (a) the Second Amended 2010 Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Second Amended 2010 Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

The Second Amended 2010 Plan may be amended only by the Board in such respects as it will deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that would (a) increase the total number of shares available for issuance under the Second Amended 2010 Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

Clawback/Recovery. Awards are subject to recoupment under any “clawback” policy that the Company is required to adopt under stock exchange rules or as otherwise required by applicable law. The Company may also impose other recoupment provisions as the Plan Administrator may determine are necessary or appropriate.

Section 409A. To the extent applicable, the Second Amended 2010 Plan and any written instrument evidencing any award will be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Second Amended 2010 Plan.

Federal Income Tax Consequences of the Second Amended 2010 Plan

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the Second Amended 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or a 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory (nonqualified) Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights (SAR). A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the stock is distributed with respect to a restricted stock unit, the participant will have income in an amount equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Second Amended 2010 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Withholding. The Plan Administrator at its discretion may satisfy tax withholding obligations associated with awards by allowing (a) participants to pay cash, (b) the Company to withhold shares with a fair market value up to the minimum applicable rate or as determined by the Plan Administrator, (c) participants to transfer shares to the Company with a fair market value equal to the withholding obligation, or (d) any other method set forth in the instrument evidencing the award.

Future Plan Benefits

All awards to employees, officer, directors and consultants under the Second Amended 2010 Plan are made at the discretion of the Plan Administrator. Therefore, the benefits and amounts that will be received or allocated under the Second Amended 2010 Plan in the future are not determinable at this time.

Past Grants under the 2010 Plan

The following table sets forth the number of shares subject to equity awards granted under the 2010 Plan through March 1, 2017. These share numbers do not take into account the effect of awards that have been cancelled or that expired unexercised.

Name and Position	Option Shares	RSU Shares	Performance- Based Shares	Restricted Stock	Total Shares
Named Executive Officers
Philip Mezey – President and CEO	442,801	107,744	216,311	—	766,856
Thomas Deitrich – Executive Vice President and COO	144,437	105,508	40,223	—	290,168
Mark Schmitz – Executive Vice President and CFO	64,430	21,758	43,517	—	129,705
Michel Cadieux – Senior Vice President, Human Resources	48,945	16,898	33,798	—	99,641
Shannon Votava – Senior Vice President, General Counsel and Corporate Secretary	55,388	17,803	32,578	—	105,769
Current Executive Officer Group (all Named Executive Officers)	756,001	269,711	366,427	—	1,392,139
Non-Employee Director Group
Kirby A. Dyess	3,099	590	—	9,176	12,865
Jon Eliassen	4,144	—	—	11,404	15,548
Charles H. Gaylord, Jr.	2,486	—	—	14,624	17,110
Thomas S. Glanville	3,712	—	—	14,624	18,336
Frank M. Jaehnert	—	911	—	4,360	5,271
Jerome J. Lande	—	938	—	1,940	2,878
Timothy M. Leyden	—	866	—	5,036	5,902
Peter Mainz	—	912	—	2,603	3,515
Daniel S. Pelino	—	801	—	5,822	6,623
Gary E. Pruitt	2,486	—	—	14,780	17,266
Diana D. Tremblay	—	911	—	4,360	5,271
Lynda L. Ziegler	—	749	—	10,236	10,985
Total for Non-Employee Director Group	15,927	6,678	—	98,965	121,570
All employees who are not executive officers, as a group	492,195	2,039,157	509,491	—	3,040,843
Total 2010 Plan Shares	1,264,123	2,315,546	875,918	98,965	4,554,552

THE BOARD BELIEVES APPROVAL OF THE SECOND AMENDED 2010 PLAN IS IN THE BEST INTERESTS OF THE SHAREHOLDERS TO APPROVE THE AMENDMENTS DESCRIBED IN THIS PROXY AND FOR THE PURPOSES OF AUTHORITY TO GRANT AWARDS THAT CONSTITUTE QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(M) UNDER THE CODE, AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ITRON, INC. SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN AND THE MATERIAL TERMS UNDER CODE SECTION 162(M).

PROPOSAL 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board, upon the recommendation of its Audit/Finance Committee, has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accountant for the 2017 fiscal year, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of Deloitte & Touche LLP for ratification by the Company’s shareholders for their views on the Company’s independent registered public accountant and as a matter of good corporate practice. Deloitte & Touche LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders at the annual meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION

OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTANT FOR THE 2017 FISCAL YEAR.

CORPORATE GOVERNANCE

Corporate Governance Guiding Principles

The Company has adopted Corporate Governance Guiding Principles (Governance Principles), which are available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance”. In December 2016, upon the recommendation of the Board’s Corporate Governance Committee, the Board amended the Governance Principles (i) to require Board members to adhere to and demonstrate the highest ethical standards and integrity, (ii) to clarify the process around the Board’s review of a director’s change in employment status or appointment to another board, (iii) to include the Company’s policy of reimbursing directors for expenses incurred in performing their duties, (iv) to include the Board’s current practice of appointing certain standing and temporary committees, and (v) for other conforming changes.

Board Matters – Meeting Attendance

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

In accordance with our Governance Principles, directors are expected to attend the Company’s annual meeting of shareholders. All of our directors attended the 2016 annual meeting of shareholders in person or by telephone. During 2016, the Board met fifteen times. All of the directors attended at least 75% of the meetings of the Board and committees on which he or she served.

Also in accordance with our Corporate Governance Guiding Principles, our independent directors meet in an executive session as often as necessary, but no less than four times annually.

Director Independence

Our common stock is listed on the NASDAQ stock exchange. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of NASDAQ, a director will only qualify as an “independent director” if that company’s board of directors determines that the person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

As recommended by the Corporate Governance Committee, the Board has determined that a majority of our Board are independent directors as defined under the rules of NASDAQ and the SEC, with Mr. Mezey serving as the sole non-independent director. As Mr. Mezey does not sit on any committees, and as recommended by the Corporate Governance Committee, the Board has determined that all members of Itron’s committees are independent under SEC rules and NASDAQ listing standards. In addition, as recommended by the Corporate Governance Committee, the Board has determined that all members of our Audit/Finance Committee are independent under Rule 10A-3 of the Exchange Act.

Committees of the Board

We have four committees to assist the Board in fulfilling its responsibilities: Corporate Governance, Audit/Finance, Value Enhancement, and Compensation. Each of the four committees operates under a written charter that has been approved by the Board. The committee charters are reviewed annually and are updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. In 2016, with the exception of the Value Enhancement Committee, all of the committee charters were amended, as described below, and the current charters are available on our website, www.itron.com, by selecting “Investors” and then “Corporate Governance”.

The following table shows the current membership of each committee at the end of fiscal 2016:

Director	Compensation Committee	Corporate Governance Committee	Audit/Finance Committee	Value Enhancement Committee
Kirby Dyess	X
Jon Eliassen		X		X
Charles Gaylord		X	X
Thomas Glanville			Chair
Frank Jaehnert	X	Chair
Jerome Lande			X	X
Timothy Leyden		X	X	Chair
Peter Mainz	X			X
Daniel Pelino	X
Gary Pruitt			X	X
Diana Tremblay	Chair			X
Lynda Ziegler		X

Our sole employee director, Philip Mezey, does not sit on any committees.

Corporate Governance Committee. The Corporate Governance Committee (CGC) is responsible for developing and implementing our Governance Principles, evaluating the performance of our Chairman of the Board and the CEO, as well as the other directors and the Board as a whole, soliciting recommendations for candidates for the Board, determining the qualification of the directors serving on the Board, making recommendations to the Board regarding the independence of the directors serving on the Board, recommending candidates to serve on the Board, and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. To assist the committee in its identification of qualified director candidates, it has historically engaged an outside search firm, and may do so in the future. The CGC also reviews the compensation paid to our directors and makes recommendations to the Board on director fees and other compensation payable to the Board members.

The Board amended the CGC’s charter in December 2016 to change a quorum from any two members to a majority of members and to clarify language regarding the committee’s role with respect to Board and committee composition. All of the members of the CGC are independent under SEC rules and NASDAQ listing standards. The CGC held eleven meetings during 2016.

Audit/Finance Committee. The Audit/Finance Committee (AFC) monitors our borrowings and capital structure, accounting policies, internal controls over financial reporting, and financial results, and reviews at least quarterly our business financial risks to determine if management and our internal controls are identifying and mitigating risks associated with our business operations. In addition, the AFC determines the compensation of our independent auditors, and makes recommendations to the Board to retain or terminate our independent auditors. The Board has determined that all members of the AFC are independent under SEC rules and NASDAQ listing standards, including Rule 10A-3 of the Exchange Act.

The Board amended the AFC’s charter in 2016 generally to clarify and expand language related to its purpose with respect to risk assessment and analysis over the Company’s financial reporting and internal control systems, including (i) updating references to current auditing standards and cybersecurity issues, (ii) clarifying the AFC’s role in litigation and other legal matters and certain ethics and compliance matters, and (iii) changing a quorum from any two members to a majority of members. The Corporate Governance Committee has determined that all of the current members of the Audit/Finance Committee are financially literate in accordance with the Standards of NASDAQ Rule 5605(c)(2)(A)(iv), and that certain of the members (Messrs. Glanville, Pruitt, Lande, and Leyden) are also “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K. The AFC held sixteen meetings during 2016.

Compensation Committee. The Compensation Committee (CC) is responsible for making recommendations to the Board for our CEO’s total annual and long-term incentive compensation, and for setting compensation levels for our other executive officers. The CC also oversees the administration of various incentive compensation and benefit plans, which includes an annual evaluation of our compensation plans and policies.

The Board amended the CC’s charter in December 2016 to change a quorum from any two members to a majority of members.

The Board has determined that all members of the CC are independent under SEC rules and NASDAQ listing standards. In addition, all CC members are “non-employee directors” under Section 16b-3 of the Exchange Act and “outside directors” for the purposes of Section 162 (m) of the U.S. Internal Revenue Code. The CC held ten meetings during 2016. See “EXECUTIVE COMPENSATION – CD&A” in this proxy statement for more information on the CC’s responsibilities regarding the compensation of our executives.

Value Enhancement Committee. The Value Enhancement Committee (VEC) reviews, studies and develops potential initiatives and transactions designed to create durable, sustainable long-term shareholder value. The VEC is charged with making recommendations to the Board regarding actions to be considered in furtherance of the committee’s purpose. The Board has determined that all members of the VEC are independent under SEC rules and NASDAQ listing standards. The VEC held ten meetings in 2016.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as an officer or employee of the Company. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Related Persons

There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2016. In order to determine this, the Board requires our executive officers, directors or director nominees to disclose certain information regarding related person transactions. A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) that involves the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. The current threshold required to be disclosed under SEC regulations is $120,000. Under its charter, the Corporate Governance Committee of the Board has been delegated with the responsibility of reviewing and approving any related person transactions.

Our Board’s Role in Risk Oversight

The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of our executives’ management of risks relevant to the Company. The Board routinely determines, directly or through Board committees, that: (i) there are adequate processes designed and implemented by Company management such that risks have been identified and are being managed; (ii) the risk management processes are intended to ensure that Company risks are taken into account in corporate decision-making; and (iii) the risk management processes and procedures ensure that material risks to the Company are brought to the attention of the Board or an appropriate committee of the Board. Each of the Company’s risk management processes are reviewed periodically (but at least once a year) by either the Board or an appropriate committee to which the Board has delegated specific oversight responsibility, as described below. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. Committee Chairs regularly report to the full Board on actions taken at committee meetings. At least annually, the Board conducts a review of our long-term strategic plans, and at each of our quarterly meetings, our General Counsel updates the Board on material legal and regulatory matters.

The Audit/Finance Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. It meets regularly with our independent auditors and in executive session to facilitate a full and candid discussion of risk and other issues. Our Compensation Committee is responsible for overseeing compensation risks, including assessing possible risks from our compensation plans and policies for our executives and ensuring that our executive compensation is aligned with Company performance. The Compensation Committee reviews a summary and assessment of such risks annually and in connection with discussions of various compensation elements and benefits throughout the year. Our Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, and our director independence. The Corporate Governance Committee is also involved with succession planning for the Board and management, and its charter requires it to annually review our Governance Principles.

Following a review of the Company’s current risk management systems and processes, the Board has concluded that the current allocation of oversight responsibilities between the Board and its committees is adequate, provided that the committees continue to coordinate their risk oversight responsibilities, share information appropriately with the other Board members, and provide timely and adequate reports to the full Board. The Board continually evaluates its risk oversight role.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all directors, officers and employees of the Company and any subsidiary of the Company, including the CEO and Chief Financial Officer (CFO), and is available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance.” In addition, we have adopted policies and procedures for reporting and investigating suspected violations of the Code of Conduct. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics or provisions of the Code of Conduct, that applies to the CEO or the CFO, by posting such information on our website, www.itron.com.

Anti-Hedging Policy

The Company has adopted an Anti-Hedging Policy that prohibits our directors, officers, and employees from entering into transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. See “EXECUTIVE COMPENSATION – CD&A – Anti-Hedging Policy” in this proxy statement for more information on this policy.

Incentive Repayment (Clawback) Policy

The Company has adopted a repayment or “clawback” policy, which provides that if a bonus or equity award (Award) is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board has the right to demand repayment of the excess amount of the Award, net of taxes, from an executive officer who has received an Award.

Director Nominations by Shareholders

In accordance with the Company’s Amended and Restated Bylaws, in order to nominate a director for election to the Board at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Corporate Secretary of the Company at the Company’s executive offices no fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

◾	the name and address of the shareholder;

◾	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

◾	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

◾	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

◾	name and address;

◾	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable SEC rules;

◾	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

◾	the consent of such nominee to serve as a director, if elected.

Other directors and senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee evaluates director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration the qualification criteria set forth under “ELECTION OF DIRECTORS – Director and Director Nominee Qualifications” in this proxy statement. In the event of a shareholder recommendation, the Corporate Governance Committee screens and evaluates the person recommended in the same manner as other candidates. In addition, the Corporate Governance Committee determines if the proposed director nominee will have sufficient time available to carry out his or her Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Shareholder Communications with the Board

The Company’s Board provides a process whereby shareholders may contact the Board or any committee as a group or any committee Chair or individual director, by email addressed to boardofdirectors@itron.com. Shareholders should clearly specify in each communication the name of the director to whom the communication is addressed. Shareholders may also write to the Board or any committee as a group or any committee Chair or individual director by sending the communication to: Itron, Inc., Attn: Corporate Secretary, 2111 N. Molter Road, Liberty Lake, WA 99019. Communications may also be submitted through our website at www.itron.com by selecting “Investors,” “Corporate Governance,” and then “Contact the Board”.

Shareholder communications are delivered directly to the Corporate Secretary of the Company, who then determines whether to forward such communications to the specified director addressees. You can access a description of the process that the Corporate Secretary uses for determining whether to forward shareholders’ communications to directors at our website, www.itron.com, by selecting “Investors,” “Corporate Governance,” and then “Contact the Board.”

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2018 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING” in this proxy statement. Shareholders wishing to nominate directors should follow the procedures specified under “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis (CD&A)

This CD&A explains our executive compensation program for our named executive officers (NEOs) listed below. The CD&A also describes the process followed by the Compensation Committee of the Board (referred to as the Compensation Committee or the Committee in this CD&A) for making pay decisions, as well as its rationale for specific decisions related to 2016.

Name	Title
Philip C. Mezey	President and Chief Executive Officer (CEO)
Thomas L. Deitrich	Executive Vice President and Chief Operating Officer (COO)
W. Mark Schmitz	Executive Vice President and Chief Financial Officer (CFO)
Michel C. Cadieux	Senior Vice President, Human Resources
Shannon M. Votava	Senior Vice President, General Counsel and Corporate Secretary

Executive Summary

Business Performance

In 2016, we achieved significant improvement in our business performance resulting from successful execution of our Company objectives for improved predictability, profitability and growth. We exceeded Company targets for annual revenue, adjusted EBITDA1 and non-GAAP earnings per diluted share2 (EPS) – all of which are strongly embedded in our executive compensation program:

◾	Total Company consolidated revenue of $2.0 billion grew by 7% over 2015;

◾	Total Company Adjusted EBITDA of $208.6 million increased by 91% percent over 2015; and

◾	Non-GAAP EPS of $2.54 increased significantly from $0.73 in 2015.

In addition to achieving these financial milestones in 2016, our executive leadership team remained focused on the Company’s strategic vision to be a leading partner with utilities in the resourceful delivery and use of energy and water. The Company took additional steps to restructure operations for more efficiency, flexibility and lower costs, and to rebalance our product portfolio and investments in favor of new technologies for smart grids and smart cities. These initiatives demonstrate our executive leadership’s balanced approach to driving long-term growth in addition to near-term financial improvements.

Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual cash incentives (as part of our Executive Management Incentive Plan (EMIP)) and long-term equity incentives (as part of our Long-Term Incentive Plan (LTIP)). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on shareholder value creation. Based on our strong performance, and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for fiscal 2016:

◾

None of the NEOs received salary adjustments in 2016, with the exception of Ms. Votava, who received an increase in recognition of her promotion to Senior Vice President in February 2016. See “Base Salary” in this CD&A for details.

1

We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of intangible assets, restructuring, acquisition related expense, goodwill impairment and (c) excluding the tax expense or benefit.

2	A schedule reconciling Adjusted EBITDA to net income and non-GAAP EPS to net income is available on page 39 of our 2016 Annual Report on Form 10-K.

◾

EMIP: 2016 financial and strategic objectives resulted in an overall attainment percentage of 129.25%. This overall attainment result is a combination of achievement of specific total Company consolidated revenue and Adjusted EBITDA goals, and strategic objectives. See “Annual Cash Incentives: The Executive Management Incentive Plan (EMIP)” in this CD&A for details.

◾

LTIP: Under the LTIP, NEOs receive 50% of their grant in the form of performance-based restricted stock units (PRSUs). Consistent with the terms of the LTIP, the NEOs earned 107.24% of their target PRSUs for the 2014-2016 performance cycle. This attainment is the combination of an average EPS target attainment of 87.47% and a Total Shareholder Return (TSR) multiplier of 122.6%. See “Long Term Incentives – A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this CD&A for details.

These payouts are aligned with the Company’s strong business performance in 2016. The Compensation Committee believes that the design and structure of the Company’s incentive program provide a direct link between Company performance and pay outcomes for the executives, as described in greater detail in the following section.

Linking CEO Pay and Performance

A key component of our executive compensation philosophy is the link between compensation and overall business results and shareholder value creation. We strive to clearly communicate this to our shareholders and believe that looking at realizable pay in different contexts can illustrate this point effectively:

◾	Realizable pay versus pay opportunity

◾	Realizable pay for performance relative to peers

CEO Realizable Pay versus Pay Opportunity. Many of the required disclosures concerning CEO compensation discuss pay elements or opportunities that may be earned by the CEO. Realizable pay, on the other hand, more closely considers actual compensation earned (or earnable) based on performance. To illustrate the differences, we compared pay opportunity to realizable pay on a year-by-year basis over the past three years; for this purpose, we use the following definitions:

Pay opportunity represents:

◾	The sum of base salary and target EMIP opportunity for each fiscal year; and

◾	The grant date fair value of stock options, time-vested restricted stock units (RSUs) and performance-based restricted stock units (PRSUs) granted in each fiscal year.

Realizable pay represents:

◾	The sum of base salary and actual EMIP paid for each fiscal year;

◾	The “in the money” value of any stock options granted in each fiscal year, valued as of December 31 of each year;

◾	The value of RSUs granted in each fiscal year valued at their vesting date, or if unvested, as of December 31 of each year;

◾	The number of PRSUs actually earned based on performance, valued as of December 31 of each year; and

◾	For outstanding PRSUs (uncompleted performance cycles), the estimated number of PRSUs based on performance to date, valued as of December 31.

The chart below illustrates Mr. Mezey’s realizable pay compared to his pay opportunity, as well as the corresponding year-end stock price. As the chart indicates, Mr. Mezey’s realizable pay is currently above his pay opportunity for each of the years 2014-2016 as a result of our improved operational and stock price performance during 2016.

CEO Realizable Pay for Performance Relative to Peer Group. To provide another perspective, it is also helpful to understand the degree of alignment between CEO realizable pay and performance relative to our peer companies (See “Our Decision Making Process – The Role of Peer Companies” in this CD&A for a list of the peer companies). To evaluate this alignment, we analyzed the relationship between realizable total direct compensation (TDC) for the CEO over 2013-2015 for the peer companies and for the Company, and TSR for the three years ended December 31, 2015. This time period was selected because it was most closely aligned with the compensation information available for our peer group companies for the years that Mr. Mezey has been our CEO.

For this purpose, realizable TDC is defined as the sum of:

◾	Actual base salaries paid over the three-year period;

◾	Actual annual incentives (bonuses) paid over the three-year period;

◾	“In-the-money” value as of December 31, 2015 of any stock options granted over the three-year period;

◾	The value as of December 31, 2015 of any restricted shares granted (including vested and unvested shares) over the three-year period; and

◾

Cash-based long-term incentives awarded during the period, and the value as of December 31, 2015 of any performance shares granted over the three-year period (assuming target performance for cycles not completed).

The chart below illustrates the percentile ranking of our three-year total shareholder return (TSR) and Mr. Mezey’s realizable TDC relative to our peer companies. As the chart indicates, during the three-year period our TSR performance was below the median of the peer companies and Mr. Mezey’s realizable TDC was also below the median. Mr. Mezey’s realizable TDC was within an “alignment corridor” representing a strong correlation between compensation and performance.

Best Compensation Practices & Policies

We also believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and executives:

What We Do	What We Don’t Do

☑ Heavy emphasis on variable compensation	☒ No employment agreements

☑ 50% of annual long-term incentives vest upon performance	☒ No “single trigger” change-in-control cash payments

☑ Rigorous stock ownership guidelines	☒ No tax gross ups in our change-in-control agreements

☑ Incentive Repayment (Clawback) Policy	☒ No option backdating or repricing

☑ Independent compensation consultant	☒ No hedging or pledging

☑ Annual risk assessments	☒ No special perquisites

2016 Say-On-Pay & Shareholder Engagement

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also take into account the feedback we receive from our major shareholders, which is solicited by the Chairman of the Board, and the Chairman of the Compensation Committee, either in person or via telephone. These discussions generally take place during the first quarter of each year.

In 2016, approximately 95% of the votes cast supported our executive compensation decisions. Based on the positive feedback we received from our major shareholders, in addition to the vote result in 2016, we did not make substantive changes to the structure of our program. See “Annual Cash Incentives: The Executive Management Incentive Plan (EMIP) – 2016 Performance Objectives” in this CD&A regarding a slight adjustment made in 2016 to the weighting of the performance objectives for the 2016 EMIP.

What Guides Our Program

Our Compensation Philosophy & Objectives

The philosophy underlying our executive compensation program is to employ the best leaders in our industry to ensure we execute on our business goals, promote both short-and long-term profitable growth of the Company, and create long-term shareholder value, all grounded in the following guiding principles:

Pay for Performance

A significant portion of an executive’s total compensation should be variable (“at risk”) and dependent upon the attainment of certain specific and measurable annual and long-term business performance objectives.

Shareholder Alignment

Executives should be compensated through pay elements (base salaries, annual- and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

Competitiveness

Target compensation should be set at the median (or above with requisite performance) of market to ensure that compensation is at a level that is competitive with that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

Attraction and Retention	The executive compensation program should enable the Company to attract highly-talented people with exceptional leadership capabilities and retain high-caliber talent.

The Principal Elements of Pay: Total Direct Compensation (TDC)

Our compensation philosophy is supported by the following principal pay elements:

Pay Element	How Its Paid	What It Does	How It Links to Performance

Base Salary	Cash (Fixed)	Provides a competitive fixed rate of pay relative to similar positions in the market, and enables the Company to attract and retain critical executive talent	Based on job scope, level of responsibilities, individual performance, experience, tenure and market levels

Annual Cash Incentive (EMIP)	Cash (Variable)	Focuses executives on achieving annual financial and strategic goals that drive long-term shareholder value

◾    Payouts: 0% to 180% of target based on financial results and strategic goal attainment against pre-established goals

◾    Financial metrics: Total Company consolidated revenue and Adjusted EBITDA

◾    Strategic goals: tied to specific strategic objectives

Pay Element	How Its Paid	What It Does	How It Links to Performance

Long-Term Incentive Plan (LTIP)	Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive shareholder value creation and support the Company’s retention strategy	See below

50% of LTIP Grant: Performance- Based Restricted Stock Units (PRSUs)		Rewards achievement of financial goals measured over a three-year performance period	◾ Payouts: 0% to 200% of a target based on results against pre-established financial goals and relative TSR performance ◾ Financial metrics: Non-GAAP EPS and relative TSR

25% of LTIP Grant: Stock Options		Rewards for stock price appreciation	◾ Exercise price: 100% of fair market value on the grant date ◾ Vesting: 1/3 per year on the anniversary of the grant date ◾ Exercise term: 10 years

25% of LTIP Grant: Time-Vested Restricted Stock Units (RSUs)		Supports retention	◾ Vesting: 1/3 per year on the anniversary of the grant date ◾ Paid in Itron shares at vesting

Pay Mix

The charts below show the target TDC of our CEO and our other NEOs for fiscal 2016. These charts illustrate that a majority of NEO TDC is variable (84% for our CEO and an average of 74% for our other NEOs).

Our Decision Making Process

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at our website, www.itron.com, by clicking “Investors,” and then “Corporate Governance.”

The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.

The Role of Management

Members of our management team typically attend meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other executive officers, including the other NEOs. The CEO does not participate in the deliberations of the Committee regarding his own compensation.

The Role of the Independent Consultant

The Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Committee has hired FW Cook (FWC) as its independent consultant. FWC reports directly to the Committee and does not provide any additional services to management. The Committee has conducted an independence assessment of FWC in accordance with SEC rules and has determined that work performed by FWC does not create a conflict of interest.

The Role of Peer Companies

For some of our direct competitors who are not publicly held, or are smaller business units within a conglomerate, there is limited compensation information available. As a result, our peer companies for purposes of benchmarking executive compensation (Peer Companies) generally consist of direct competitors for which public information is available, who are part of the same broad Standard & Poor’s (S&P) industry classifications of technology hardware and equipment or in software and services, and who are similar in size and scope of global operations as Itron. The Committee reviews the Peer Companies on an annual basis.

For the purposes of setting 2016 compensation, and with the support of FWC, the Committee did not make any changes to the Peer Companies.

Peer Companies		Peer Data as of 12-31-2015
Ametek Inc.	Mueller Water Products, Inc.		$ Millions
Atmel Corporation**	OSI Systems, Inc	Percentile	Revenue	Market Cap
Ciber, Inc*	Roper Industries Inc.	25th	$1,145	$1,714
Diebold Nixdorf, Inc.	Teradyne Inc.	50th	$1,640	$3,629
EPAM Systems, Inc.*	Trimble Inc.	75th	$3,582	$5,373
ESCO Technologies Inc.	Unisys Corporation*
FLIR Systems, Inc.	Watts Water Technologies, Inc	Itron	$1,884	$1,371
Juniper Networks, Inc.*	Xylem Inc.	Percentile Rank	52%	19%
	Zebra Technologies Corp*

*	Software services included in their business mix;
**	Atmel Corporation was acquired by MicroChip Technology in April 2016.

For each of the Peer Companies, data regarding base salaries, annual incentives, and long-term incentives was obtained from their annual proxy statements and reviewed by the Committee’s compensation consultant, Pearl Meyer. This data was supplemented with survey data prepared by Radford Survey & Consulting (Radford Survey), which provides compensation market information on more than 700 technology companies, aggregated and presented anonymously. The Radford Survey data was narrowed to those technology companies with revenues between $1 billion and $3 billion, similar to Itron.

With the support of FWC, the Committee evaluates this data for informational purposes when establishing a range of competitive compensation for our NEOs. For each NEO, the Committee determines the salary range, annual incentive target, and long-term incentive generally between the median and 75th percentile of the market data for the position being evaluated. However, market data is not the sole determinant of the Company’s practices or executive compensation levels. The Committee also takes into account the experience, performance, responsibilities, and contributions to the Company by each NEO when making its decisions. For the CEO, the Committee makes a recommendation to the full Board, and the independent members of the Board review and approve the CEO’s compensation.

The 2016 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. In making base salary decisions, the Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee takes into account factors such as relevant market data, individual performance and contributions, and length of service. The Committee determined the appropriate annual base salary rate for each NEO as follows:

NEO	2015	2016	% Increase
Philip C. Mezey	$800,000	$800,000	0%
Thomas L. Deitrich	$550,000	$550,000	0%
W. Mark Schmitz	$475,000	$475,000	0%
Michel C. Cadieux	$400,000	$400,000	0%
Shannon M. Votava*	$382,200	$400,000	4.0%

*	The adjustment for Ms. Votava was due to her promotion to Senior Vice President in February 2016.

Annual Cash Incentives: The Executive Management Incentive Plan (EMIP)

The 2016 EMIP provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of pre-established performance objectives and can range from 0% to 180% of target award amounts. Target annual bonus opportunities are expressed as a percentage of base salary, and were established by the NEO’s level of responsibility and his or her ability to impact overall results. The Committee also considers market data in setting target award amounts. 2016 target award opportunities remained unchanged from 2015 target award opportunities and were as follows:

NEO	Target EMIP (as a % of Base Salary)
Philip C. Mezey	125%
Thomas L. Deitrich	100%
W. Mark Schmitz	75%
Michel C. Cadieux	75%
Shannon M. Votava	65%

2016 Performance Objectives. An individual NEO’s EMIP award is based on a combination of financial and strategic objectives.

Performance Objectives	Metrics & Metrics Weighting	EMIP Weighting
Financial	Total Company Consolidated Revenue (30%)	24%
	Total Company Adjusted EBITDA (70%)	56%
Strategic	Strategic Objectives	20%
Total		100%

In 2016, we used total Company consolidated revenue and Adjusted EBITDA (as opposed to Adjusted EBITDA Margin) as the financial performance metrics in the EMIP because we believe it is important to focus on both top line growth (revenue), as well as profitability. Total Company Adjusted EBITDA provides a more useful illustration of our financial performance and the ongoing operations of our business, since the adjustments exclude certain expenses that are not indicative of our recurring core operating results. This facilitates better comparisons to our historical performance and our competitors’ operating results. To continue our focus on profits and sales performance, the weighting of the financial performance objectives (which represent 80% of a NEO’s EMIP award) for 2016 was 70% total Company Adjusted EBITDA and 30% total Company consolidated revenue (as opposed to 50% total Company consolidated revenue and 50% Adjusted EBITDA Margin). A schedule reconciling Adjusted EBITDA to net income and non-GAAP EPS to GAAP EPS is available on page 39 of our 2016 Annual Report on Form 10-K.

Each year, the Committee reviews the financial performance and considers adjustments for items that are not reflective of normal operating performance for that year. These adjustments are items that the Committee believes are fair to both participants and shareholders, encourage appropriate actions that foster the long-term health of the business, and are consistent with the objectives underlying our predetermined performance goals. Such exclusions may consist of the costs and financial effects of restructuring, acquisitions and dispositions, selected legal costs and settlements, and the effects of foreign currency translation. For the 2016 EMIP, the Committee excluded certain discrete expenses from the Adjusted EBITDA results related to settlement of litigation disputes. These exclusions increased Adjusted EBITDA by $5.8 Million.

2016 Financial Performance Levels & Results. The following table shows the performance necessary to achieve threshold, target and maximum bonus payout amounts, along with actual results for 2016:

	Threshold	Target	Maximum	Actual Results
Total Company Consolidated Revenue	$1,787 B	$1,986 B	$2,184 B	$2,013 B
Total Company Adjusted EBITDA	$176 M	$200 M	$224 M	$214.5 M

Note: Payouts are linearly interpolated for performance between threshold, target and maximum.

2016 Strategic Goals & Achievements. The strategic goals for the NEOs, as determined in consultation with the CEO and reviewed with the Committee, generally encompass objectives as they relate to both the individual business segments and the entire Company. For 2016, they were developed to continue to strengthen our organizational capabilities through efficient alignment and accountability.

Agreed upon Strategic Goals include meeting quarterly specific book-to-bill ratios, growth in Software and Services revenue and margin, cost of non-quality targets, improvement in predictability of quarterly financial results, and new hire goals focused on diversifying and refreshing organizational talent. The Company achieved partial results on goals relating to book-to-bill ratios, Software and Services revenue and margins, and predictability in results. The Company missed the goal related to cost of non-quality, but fully achieved specific strategic goals relating to diversifying and refreshing organizational talent and employee development plans.

2016 EMIP Results and Payouts. The following table summarizes the financial and strategic performance results for 2016:

Performance Objectives	Weighting	Percentage of Attainment	Overall Weighted Attainment
Total Company Consolidated Revenue	24%	113.71%	27.29%
Total Company Adjusted EBITDA	56%	160.64%	89.96%
Strategic Objectives	20%	60%	12.00%
Total:			129.25%

Based on the above results, the following table lists the actual awards and bonuses paid to the NEOs in 2016:

NEO	Target (as a % of Base Salary)	Actual Payout (as a % of Salary)	Actual Cash Payout ($)
Philip C. Mezey	125%	162%	$1,292,480
Thomas L. Deitrich	100%	129%	$710,864
W. Mark Schmitz	75%	97%	$460,446
Michel C. Cadieux	75%	97%	$387,744
Shannon M. Votava	65%	84%	$336,045

Long-Term Incentives

The NEOs are eligible for long-term incentives, all of which are issued under the terms of our Amended and Restated 2010 Stock Incentive Plan. For fiscal year 2016, long-term incentives were granted as follows:

2016 Target Long-Term Incentive Award Grants. The table below shows the long-term incentive award values granted for fiscal 2016 for each of the NEOs:

NEO	PRSUs** (at Target)	Stock Options*	RSUs**	Total Value
Philip C. Mezey	$1,600,000	$800,000	$800,000	$3,200,000
Thomas L. Deitrich	$1,000,000	$500,000	$500,000	$2,000,000
W. Mark Schmitz	$500,000	$250,000	$250,000	$1,000,000
Michel C. Cadieux	$400,000	$200,000	$200,000	$800,000
Shannon M. Votava***	$275,000	$137,500	$137,500	$550,000

*	Individual award amounts were calculated based on Black-Scholes values.
**

Award amounts for PRSUs and RSUs were determined based on the closing price of our common stock on the date of grant on February 24, 2016 for all of the NEOs, with the exception of Mr. Mezey. Mr. Mezey’s award amounts were determined on February 25, 2016 by the Board.

***	Ms. Votava’s LTIP value was increased in 2016 from $500,000 to $550,000 due to her promotion to Senior Vice President.

A Closer Look at Performance-Based Restricted Stock Units (PRSUs). The actual number of PRSUs that are earned and vested are based on the achievement of specific financial performance goals. Specifically, actual awards are linked to a three-year performance period that consists of three annual performance cycles. The performance result used to determine the actual award earned is calculated at the end of the three-year performance period by averaging the results of the three annual performance cycles.

2016 Performance Metrics: Non-GAAP EPS & Relative TSR. PRSUs are driven by the achievement of non-GAAP EPS and relative TSR performance targets.

◾

Non-GAAP EPS: Non-GAAP EPS targets are set by the Committee at the beginning of each annual performance cycle. Payout levels can range from 50% to 160% of target for each year in the performance cycle. No PSRUs are earned for performance below the threshold. The following table shows the thresholds, targets and maximums for non-GAAP EPS set by the Committee at the beginning of each annual performance cycle and our actual non-GAAP EPS results used for calculating PRSUs earned for 2014, 2015 and 2016:

Year	Threshold 50%	Target 100%	Maximum 160%	Results
2014	$1.58	$1.76	$2.75	$1.74
2015	$1.60	$1.84	$2.15	$0.73
2016	$1.95	$2.25	$2.48	$2.54

Note: The non-GAAP EPS results shown are based on financial results as reported for 2014, 2015 and 2016 (as reported in our Annual Report on Form 10-K for the year ended December 31, 2016). Performance for levels achieved between threshold, target, and maximum are linearly interpolated. As originally reported under the Company’s 2015 proxy statement, the Compensation Committee adjusted the 2014 non-GAAP EPS definition by excluding certain discrete expenses, such as long-standing global litigation disputes and restructuring efforts, from the non-GAAP diluted EPS calculation. The Committee determined that this adjustment was a more accurate measurement of the Company’s 2014 EPS for purposes of the PRSUs since, among other things, some of the legal disputes dated back to the mid-1990s and were not part of the 2014 budget, and it was in the best interests of the Company to implement this adjustment, for both retentive and incentive purposes. Note that as used in the table above, the term “non-GAAP EPS” for 2014 excludes those discrete expenses described above, and therefore is distinct from and does not conform with our stated definition of non-GAAP earnings per share in our earnings releases and other financial results filed in our reports with the SEC (and as reconciled on our website).

◾

Relative TSR: At the end of the three-year performance period, the non-GAAP EPS results for each of the annual performance cycles are averaged. The average non-GAAP EPS is then adjusted based on the achievement by the Company of TSR relative to the Russell 3000 index for the same three-year performance cycle as follows:

If relative TSR attainment is…	Then the average EPS attainment is…
At or below the 25th percentile	Adjusted down by 25%
At 50th percentile	No adjustment
At or above the 75th Percentile	Increased by 25%

Note: Adjustments for levels achieved between the 25th, 50th, and 75th percentiles are linearly interpolated.

For the 2016 PRSUs, the TSR targets and point multipliers were all established in February 2016 by the Committee (and by the independent members of the full Board for the CEO.)

PRSUs Earned and Vested In 2016 (1/1/2014 – 12/31/2016). In 2014, the NEOs at that time were granted their target PRSUs with vesting based on achievement of the non-GAAP EPS and relative TSR performance targets for 2014, 2015 and 2016 as outlined above. The actual award earned was calculated at the end of the three-year performance period by averaging the results of the three annual performance cycles:

Year	Percentage of Attainment
2014	102%
2015	0%
2016	160%
2014-2016 Average	87%

Consistent with the terms of the LTIP, the performance attainment for the 2014 PRSUs was then adjusted upward by 22.6% since our TSR was at the 73rd percentile of the Russell 3000 index. As a result, the NEOs (other than Mr. Deitrich who was not employed at Itron in 2014) earned 107.24% of their target PRSUs for the 2014-2016 performance cycle, as follows:

NEO	Target PRSUs Granted	Actual PRSUs Earned
Philip C. Mezey	45,649	48,955
W. Mark Schmitz	9,238	9,907
Thomas L. Deitrich	n/a	—
Michel C. Cadieux	6,375	6,836
Shannon M. Votava	5,667	6,077

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

We believe that when our executives hold an equity interest in the Company, they will be less inclined to take excessive business risks. We maintain stock ownership guidelines to encourage our key executives to own stock at least equal in value to:

Title	Multiple of Base Salary
CEO	6.0x
Executive Vice Presidents	3.0x
Senior Vice Presidents and General Counsel	2.0x

Common stock, restricted stock awards, RSUs, and stock held in the 401(k) Plan and the Employee Stock Purchase Plan all count towards satisfaction of the guidelines. In addition, effective December 2016, the net after-tax value of unexercised vested and unvested stock options also count towards satisfaction of the guidelines. Additionally, participants are required to retain 50% of net profit shares from all stock acquired upon exercise or vesting unless the guideline level is achieved. Net profit shares are defined as the number of shares of stock acquired after payment of (i) in the case of options, any exercise price and tax withholding upon exercise, or (ii) in the case of restricted stock or restricted stock units, tax withholding upon vesting. We annually review the levels of stock ownership of our executives, and, based on a rolling 12-month average of our stock price as of the end of 2016, all of our NEOs have met the guidelines. We also have stock ownership guidelines for the members of our Board.

Anti-Hedging Policy

We prohibit the NEOs and other executives from engaging in transactions designed to insulate them from changes in the Company’s stock price. Therefore, the Company has an Anti-Hedging Policy that prohibits our NEOs from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited under this policy, and borrowing against any account in which our securities are held is prohibited.

Change-in-Control Agreements

We have entered into change-in-control agreements with our executives to encourage their full attention and dedication to the Company in the event of a change-in-control of the Company, and to provide them with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment. All equity awards granted have “double trigger” requirements before vesting upon a change-in-control. See “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” in this CD&A for descriptions of the benefits provided under the change-in-control agreements.

Employment Agreements; Severance Policy

We do not have formal employment agreements with our executives. However, we do have an Executive Severance Policy for our executives that provides severance pay equal to one year’s base salary, employer benefit premium payments or reimbursements for one year, and outplacement assistance provided there is a release of claims, non-disparagement, and confidentiality agreement with the executive. In addition, the executive must enter into a one-year non-compete agreement, where enforceable.

Incentive Repayment (Clawback) Policy

Under our Incentive Repayment (Clawback) Policy, in the event of a restatement of the Company’s financial results, the Compensation Committee, as designated by the Board, may review all cash or equity incentive awards that were based in whole or in part on the achievement of certain financial results.

Where award(s) were predicated, in part or in whole, upon the achievement of certain financial results that were subsequently the subject of a material financial restatement and, as determined by the Compensation Committee, the executive(s) engaged in fraud that caused or partially caused the need for the restatement, the Compensation Committee will seek forfeiture or reimbursement to the Company of the award(s) in full, net of tax. If a material financial restatement was not due to fraud, the Compensation Committee may review the circumstances and, in its discretion to the extent practicable and allowable under applicable laws, determine to require forfeiture or reimbursement to the Company of the amount of the award(s) that exceeded the lower amount, payment or value that would have been made based on the restated financial results, net of tax.

Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment. In 2016, the Company had an immaterial financial restatement that the Compensation Committee determined did not trigger this Incentive Repayment Policy.

Executive Deferred Compensation

Executives located in the U.S. are eligible to participate in our Executive Deferred Compensation Plan (EDCP). We offer the EDCP to our highly-compensated employees to give them the benefit of being able to defer some of their taxable income, which also encourages their retention with the Company. Participants may defer up to 50% of their base salary and annual cash incentive into a nonqualified account.

Executives are also permitted to elect to defer an additional portion of their base salary under the EDCP equal to the amount of any contributions returned to them during the year from the Company’s 401(k) Plan. In 2016, the Company made matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year, which is the same matching formula as the Company’s 401(k) Plan. The employer match into the EDCP starts after the employee reaches IRS limits on the 401(k) Plan and is no longer eligible for the 401(k) match. The executives’ account balances are adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) Plan (but currently do not include a Company stock fund).

See “EXECUTIVE COMPENSATION TABLES- 2016 Nonqualified Deferred Compensation Table” in this CD&A for more details.

General Benefits and Perquisites

Our NEOs receive the same benefits as our U.S. based salaried employees generally, including medical and dental benefits, group term life insurance, and short- and long-term disability protection. Itron also has relocation policies and benefits in place that may be applicable if an employee is required to move or has long term extended business travel to a new location.

401(k) Plan and Employee Stock Purchase Plan

Executives located in the U.S. are eligible to participate in our 401(k) Plan which provides our employees, including executives, with a 50% Company match on the first 6% of compensation deferred, subject to qualified plan limits. Similarly, executives located in the U.S. may participate in the Company’s Employee Stock Purchase Plan, along with our other U.S. employees.

We do not maintain any defined benefit or supplemental retirement programs for our NEOs.

2016 Risk Assessment

It is our belief that a majority of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Company’s financial performance. However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of the Company and our shareholders. Therefore, the Committee evaluated all of our plans and policies (applicable to executives and employees below the executive level) in December 2016 for attributes that could cause excessive risk-taking. We concluded that our programs and policies do not encourage excessive risk-taking because: (a) the salary component of our program is a fixed amount; (b) the majority of the average compensation paid to our executive officers is delivered in the form of equity ownership, which aligns the interest of our executives with those of our shareholders; (c) executive officers are subject to our executive stock ownership guidelines; and (d) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics such as (i) maximum award payouts based on the attainment of various and continually evolving Company financial objectives which diversify risks associated with a single indicator of performance, (ii) our equity-based incentives encourage a longer-term focus through multi-year performance periods, (iii) our risk-mitigating policies in place such as insider trading and hedging prohibitions and clawbacks, and (iv) review and approval of final awards by our Committee (and the independent members of the full Board in the case of the CEO), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the next three highest compensated officers (other than the CFO). Under the current tax laws, exceptions are made for qualified performance-based compensation. The Committee may structure certain compensation programs in a manner intended to allow compensation to be deductible as qualified performance-based compensation under Section 162(m) of the Code. The Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interest of the Company and its shareholders. Therefore, the Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2016 Annual Report on Form 10-K and the Company’s 2017 proxy statement.

Compensation Committee

Diana Tremblay, Chair

Peter Mainz

Daniel Pelino

Frank Jaehnert

Kirby Dyess

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding compensation of the Company’s NEOs. The amounts shown include amounts deferred at the executives’ election. All numbers are rounded to the nearest dollar.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Philip Mezey	2016	800,000	—	1,592,183	799,987	1,292,480	24,000	(4)	4,508,650
President and CEO	2015	830,769	—	1,357,321	799,998	—	45,236		3,033,324
	2014	800,000	—	1,510,723	799,991	707,869	24,000		3,842,583

Thomas Deitrich (6)	2016	550,000	—	995,073	500,000	710,864	7,950	(4)	2,763,887
Executive Vice President and COO	2015	126,923	424,375	2,999,997	999,992	—	—		4,551,287

W. Mark Schmitz	2016	475,000	—	497,536	249,993	460,446	7,950	(4)	1,690,925
Executive Vice President and CFO	2015	479,808	—	424,143	249,996	—	44,005	(5)	1,197,952
	2014	129,808	—	335,187	187,490	80,421	22,272		755,178

Michel Cadieux	2016	400,000	—	398,012	199,989	387,744	11,769	(4)	1,397,514
Senior Vice President, Human Resources	2015	415,384	—	339,321	199,996	—	30,403	(5)	985,104
	2014	321,154	—	211,728	112,498	197,150	86,410		928,940

Shannon Votava (7)	2016	397,467	—	273,618	137,498	336,045	7,950	(4)	1,152,578
Senior Vice President, General Counsel and Corporate Secretary	2015	377,300	—	212,071	124,992	—	7,950		722,313
	2014	350,000	—	188,212	99,994	133,577	7,800		779,583

(1)

These columns reflect the aggregate grant date fair value of awards granted under our Long-Term Incentive Plan (LTIP) and Amended and Restated 2010 Stock Incentive Plan (2010 SIP) determined in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of these equity awards.

(2)

Includes the grant date fair value of 2016 Performance RSUs (PRSUs) assuming target performance achievement. As the performance-contingent awards are based on separate measurements of the Company’s financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated for the portion of the award related to performance in 2016. Therefore, the value includes one-third of the target PRSUs under the three-year performance cycle. For more details on how performance is calculated, refer to “A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this CD&A.

The grant date fair value of the performance related component is based upon the probable outcome for the award and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718. As required under FASB ASC Topic 718, the full grant date fair value for the TSR multiplier for the entire three-year performance cycle is included in the amounts shown for 2016 (the year of grant) and was determined using a Monte Carlo valuation model on the date the PRSUs were awarded. Grant date fair values assuming maximum performance achievement for the 2016 portion of the PRSUs would be: P. Mezey – $1,325,489; T. Deitrich – $828,385; W. Schmitz – $414,192; M. Cadieux – $331,369; S. Votava – $227,760.

(3)	This column reflects the cash awards earned by the NEOs under our annual incentive program.

(4)

We value these benefits based on the actual costs or charges incurred by us for the benefits. For each executive, the amounts shown under “All Other Compensation” consists of Company 401(k) matching contributions with the exception of Mr. Mezey’s value which also includes a company match under the Executive Deferred Compensation Plan of $16,050 and Mr. Cadieux’s value which also includes the reimbursement of certain travel expenses of $3,819.

(5)	Values are slightly different than reported in the 2016 proxy statement due to a subsequent review of relocation and related payments for Messrs. Schmitz and Cadieux.

(6)	Mr. Deitrich was not a NEO prior to 2015; therefore compensation data for 2014 is not disclosed.

(7)	Ms. Votava’s salary was increased from $382,200 to $400,000 effective February 24, 2016.

2016 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the NEOs during 2016.

Grants of Plan – Based Awards
	Grant Date	Board or Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name			Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Philip Mezey	—	—	$250,000	$1,000,000	$1,800,000	—	—	—	—	—	—	—
	2/25/2016	2/25/2016	—	—	—	—	—	—	19,990	—	—	$800,000
	2/25/2016	2/25/2016	—	—	—	—	—	—	—	61,023	$40.02	$799,987
	2/25/2016	2/25/2016	—	—	—	14,993	39,980	79,960	—	—	—	$792,183	(5)
Thomas Deitrich	—	—	$137,500	$550,000	$990,000	—	—	—	—	—	—	—
	2/24/2016	2/24/2016	—	—	—	—	—	—	12,484	—	—	$499,984
	2/24/2016	2/24/2016	—	—	—	—	—	—	—	37,957	$40.05	$500,000
	2/24/2016	2/24/2016	—	—	—	9,363	24,968	49,936	—	—	—	$495,089	(5)
W. Mark Schmitz	—	—	$89,063	$356,250	$641,250	—	—	—	—	—	—	—
	2/24/2016	2/24/2016	—	—	—	—	—	—	6,242	—	—	$249,992
	2/24/2016	2/24/2016	—	—	—	—	—	—	—	18,978	$40.05	$249,993
	2/24/2016	2/24/2016	—	—	—	4,682	12,484	24,968	—	—	—	$247,544	(5)
Michel Cadieux	—	—	$75,000	$300,000	$540,000	—	—	—	—	—	—	—
	2/24/2016	2/24/2016	—	—	—	—	—	—	4,993	—	—	$199,970
	2/24/2016	2/24/2016	—	—	—	—	—	—	—	15,182	$40.05	$199,989
	2/24/2016	2/24/2016	—	—	—	3,745	9,987	19,974	—	—	—	$198,042	(5)
Shannon Votava	—	—	$65,000	$260,000	$468,000	—	—	—	—	—	—	—
	2/24/2016	2/24/2016	—	—	—	—	—	—	3,433	—	—	$137,492
	2/24/2016	2/24/2016	—	—	—	—	—	—	—	10,438	$40.05	$137,498
	2/24/2016	2/24/2016	—	—	—	2,575	6,866	13,732	—	—	—	$136,126	(5)

(1)

Represents threshold, target and maximum opportunity under the Company’s annual incentive program for fiscal 2016. Our annual incentive program is discussed under the caption “Annual Cash Incentives – The Executive Management Incentive Plan (EMIP)” in the CD&A.

(2)

Represents range of possible PRSU payouts for the three-year performance cycle beginning in 2016; earned PRSU awards are paid in Itron common stock. Our PRSUs are discussed under the caption “A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this CD&A.

(3)	Amounts shown in this column reflect the number of time-vested RSUs granted under our 2010 SIP.

(4)	Amounts shown in this column reflect the number of options granted under our 2010 SIP.

(5)

Amounts shown are based on target performance achievement for the 2016 portion of the three-year performance cycle. As required under FASB ASC Topic 718, includes the value of the award contingent upon the Company’s financial performance and the full grant date fair value for the TSR multiplier. See footnote 2 of the Summary Compensation Table in this CD&A for further details.

The non-equity incentive awards included in this table and also set forth in the Summary Compensation Table represent the annual incentive component of our executives’ compensation. These potential payout awards are paid in cash as a percentage of each of the NEO’s salary, based upon achievement of certain pre-determined financial performance criteria and strategic objectives. For more details, refer to the “EXECUTIVE COMPENSATION – 2016 Executive Compensation Program in Detail” section of the CD&A.

The equity incentive plan awards included in this table represent PRSUs granted in 2016 for the 2016-2018 performance period, which were issued under the Company’s 2010 Plan. For further details on these awards, see “EXECUTIVE COMPENSATION – 2016 Executive Compensation Program in Detail” in the CD&A.

The amounts included in the “All Other Stock Awards” column and in the “All Other Option Awards” column represent time-vested RSUs and stock options, respectively, both of which were issued under the 2010 Plan. For further details on these awards, see “EXECUTIVE COMPENSATION – 2016 Executive Compensation Program in Detail” in the CD&A.

2016 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2016.

Outstanding Equity Awards At Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Philip Mezey	5/14/2007	20,000		$67.43	5/14/2017
	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	8,610		$61.56	2/11/2020
	2/24/2011	8,810		$56.65	2/24/2021
	2/16/2012	11,398		$48.23	2/16/2022
	11/15/2012	140,570		$41.36	11/15/2022
	2/22/2013	51,270		$43.38	2/22/2023
	2/21/2014	39,304	19,653	$35.05	2/21/2024
	2/21/2014					7,608	(2)	$478,163
	2/19/2015	21,947	43,894	$35.29	2/19/2025
	2/19/2015					15,113	(2)	$949,852
	2/19/2015								45,338	(3)	$2,849,493
	2/25/2016		61,023	$40.02	2/25/2026
	2/25/2016					19,990	(2)	$1,256,372
	2/25/2016								79,960	(4)	$5,025,486
Thomas Deitrich	12/10/2015	27,926	55,853	$35.13	12/10/2025
	12/10/2015					56,932	(2)	$3,578,176
	2/24/2016		37,957	$40.05	2/24/2026
	2/24/2016					12,484	(2)	$784,619
	2/24/2016								49,936	(4)	$3,138,478
W. Mark Schmitz	9/17/2014	9,018	4,509	$40.59	9/17/2024
	9/17/2014					1,540	(2)	$96,789
	2/19/2015	6,858	13,717	$35.29	2/19/2025
	2/19/2015					4,723	(2)	$296,841
	2/19/2015								14,168	(3)	$890,459
	2/24/2016		18,978	$40.05	2/24/2026
	2/24/2016					6,242	(2)	$392,310
	2/24/2016								24,968	(4)	$1,569,239
Michel Cadieux	2/19/2014	5,482	2,741	$35.29	2/19/2024
	2/19/2014					1,063	(2)	$66,810
	2/19/2015	5,486	10,974	$35.29	2/19/2025
	2/19/2015					3,778	(2)	$237,447
	2/19/2015								11,334	(3)	$712,342
	2/24/2016		15,182	$40.05	2/24/2026
	2/24/2016					4,993	(2)	$313,810
	2/24/2016								19,974	(4)	$1,255,366
Shannon Votava	12/12/2011	10,000		$35.65	12/12/2021
	2/16/2012	4,023		$48.23	2/16/2022
	2/21/2013	6,521		$42.35	2/21/2023
	2/19/2014	4,872	2,437	$35.29	2/19/2024
	2/19/2014					945	(2)	$59,393
	2/19/2015	3,429	6,858	$35.29	2/19/2025
	2/19/2015					2,362	(2)	$148,452
	2/19/2015								7,084	(3)	$445,229
	2/24/2016		10,438	$40.05	2/24/2026
	2/24/2016					3,433	(2)	$215,764
	2/24/2016								13,732	(4)	$863,056

(1)

One third of the options granted on February 19, 2014 vest on each of February 19, 2015, 2016 and 2017. One third of the options granted on February 21, 2014 vest on each of February 21, 2015, 2016 and 2017. One third of the options granted on September 17, 2014 vest on each of September 17, 2015, 2016 and 2017. One third of the options granted on February 19, 2015 vest on each of February 19, 2016, 2017 and 2018. One third of the options granted on December 10, 2015 vest on each of December 10, 2016, 2017 and 2018. One third of the options granted on February 24, 2016 vest on each of February 24, 2017, 2018 and 2019. One third of the options granted on February 25, 2016 vest on each of February 25, 2017, 2018 and 2019.

(2)

Represents time-vested RSUs granted under the 2010 SIP. One third of the RSUs granted on February 19, 2014 vest on each of February 19, 2015, 2016 and 2017. One third of the RSUs granted on February 21, 2014 vest on each of February 21, 2015, 2016 and 2017. One third of the RSUs granted on September 17, 2014 vest on each of September 17, 2015, 2016 and 2017. One third of the RSUs granted on February 19, 2015 vest on each of February 19, 2016, 2017 and 2018. One third of the RSUs granted on December 10, 2015 vest on each of December 10, 2016, 2017 and 2018. One third of the RSUs granted on February 24, 2016 vest on each of February 24, 2017, 2018 and 2019. One third of the RSUs granted on February 25, 2016 vest on each of February 25, 2017, 2018 and 2019.

(3)	Represents PRSUs granted for the three-year performance cycle beginning in 2015 assuming achievement at target levels of performance.

(4)	Represents PRSUs granted for the three-year performance cycle beginning in 2016 assuming achievement at maximum levels of performance.

(5)	Based on the closing price of our common stock on December 30, 2016 ($62.85).

2016 Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2016 fiscal year.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)(2)
Philip Mezey			70,266	3,924,955
Thomas Deitrich			28,465	1,828,876
W. Mark Schmitz			13,808	796,753
Michel Cadieux			9,787	546,001
Shannon Votava			8,988	497,169

(1)

Except for Mr. Deitrich, who joined the Company in October 2015, value includes PRSUs earned based on financial results as originally reported for the three-year performance cycle beginning in 2014 and vested on December 31, 2016. See Executive Summary in the CD&A for more detail.

(2)	Based on the fair market value of our common stock on the vest date.

2016 Nonqualified Deferred Compensation Table

The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2016 fiscal year.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Philip Mezey	48,000	16,050	134,171	0	1,507,310
Thomas Deitrich	—	—	—	—	—
W. Mark Schmitz	—	—	—	—	—
Michel Cadieux	—	—	—	—	—
Shannon Votava	—	—	—	—	—

(1)	This deferred compensation represents amounts that are reported as compensation earned in 2016 in the Summary Compensation Table .
(2)	This amount has been included in the “All Other Compensation” column of the Summary Compensation Table.

Executive Deferred Compensation Plan

Executives located in the U.S. are eligible to participate in the Company’s Executive Deferred Compensation Plan. Under this plan, participants may defer up to 50% of their base salary and 50% of their annual incentive bonus to a non-qualified account. Participants may also defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that the 401(k) plan can satisfy the nondiscrimination requirements applicable to it. Annually, the Company makes matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year. The employer match into the Executive Deferred Compensation Program only commences after the employee reaches IRS limits on the 401(k) plan and is no longer eligible for the 401(k) match.

Each participant’s account is adjusted for hypothetical investment earnings or losses based on the performance of the “measurement funds” in which the account is deemed to be invested. Participants allocate their accounts among the measurement funds available under the plan and can change their allocation at any time. These measurement funds are the same as the mutual funds offered for investment purposes under the Company’s 401(k) plan. Measurement funds are used solely to determine the amount of the hypothetical investment earnings or losses to be allocated to the participant’s account. The Company is not obligated to invest any assets in these funds.

Accounts are distributed (or commence to be distributed) to participants either based on pre-selected, in-service distribution dates or upon termination of employment with the Company and its affiliates. Distribution made after termination of employment will be made six months after termination to comply with the requirements of Internal Revenue Code Section 409A.

A participant’s account will be distributed in a lump sum, unless the participant elects to have it distributed in substantially equal annual installments over a period of not more than 10 years. This election must be made at the time the participant is first eligible to participate in the plan.

Potential Payments upon Termination

The following describes certain actions and payments upon termination in accordance with Company policies and the provisions of our current 2010 Plan, pursuant to which all of our equity awards are granted. Our Board has adopted the Second Amended 2010 Plan which will be presented to the shareholders for approval at the Annual Meeting. See “Proposal Number 4” in this proxy statement for a summary of payments upon termination under the Second Amended 2010 Plan.

Upon any termination of employment, our NEOs are entitled to receive any accrued and unpaid base salary through the date of termination.

Termination for Cause

The executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause and all unvested time-vested RSUs and all unvested awards under the LTIP and the EMIP are forfeited in the event of termination for cause.

Termination Due to Death, Disability, or Retirement

◾

Time-vested RSUs: If termination is due to retirement, any unvested RSUs granted under the 2010 Plan would immediately terminate. However, any unvested RSUs will vest immediately upon termination due to death or disability (as defined in the 2010 Plan).

◾

Stock Options: Upon retirement, all unvested options automatically expire and options that were granted under the 2010 Plan would remain exercisable until the earlier of three years following retirement or the option expiration date. If termination is due to death or disability, all unvested options become exercisable and remain exercisable until the earlier of one year following the date of termination or the date on which the options expire by their terms.

◾

Performance-Based RSUs (PRSUs): If termination occurs due to death or disability during the performance period, the awards will be vested based on actual performance at the conclusion of the performance period. If termination occurs due to retirement, the awards will be vested at actual performance and pro-rated based on the number of calendar days between the beginning of the performance period and the date of retirement. Vested units generally will be settled at the original vesting date set forth in the award agreement, and in accordance with the provisions of Section 409A of the Code.

◾

Annual Incentive Plan: For awards under the EMIP, participants would receive a prorated award (assuming an award is earned) based on the number of calendar days employed during the performance period and such payout, if any, will be made at the same time as the other participants.

◾

Definition of Retirement: For purposes of all awards granted under the 2010 Plan to NEOs located in the U.S., “retirement” means the earlier of age 65 or age 55 with at least 10 years of service with Itron. For stock options granted in 2008 or later under the Company’s Prior Plan, “retirement” means attainment of age 65.

Voluntary Termination or Termination without Cause

◾

Stock Options: All unvested options automatically expire due to voluntary termination or termination by the Company without cause. Any vested options would remain exercisable until the earlier of 90 days following termination of employment or the date on which the options expire by their terms.

◾	Time-vested RSUs: All unvested RSUs are forfeited upon voluntary termination or termination without cause.

◾

Performance-Based RSUs (PRSUs): All unvested PRSUs are forfeited upon voluntary termination or termination without cause. Vested units will be settled in accordance with the provisions of Section 409A of the Code.

◾

Annual Incentive Plan: The bonus under the EMIP would be forfeited in its entirety if the NEO is not employed by the Company or working as a service contractor for the Company at the time of the payout.

Potential Payments upon Change-in-Control

The following describes the material provisions of the change-in-control agreements that we have entered into with our NEOs. The change-in-control agreements provide for the following benefits if there is a change-in-control and the NEO’s employment is terminated by the Company without cause or by the NEO for “good reason”:

◾

Severance Benefit: The change-in-control agreements provide Messrs. Mezey, Deitrich, and Schmitz with a severance benefit equal to 2.5 times the sum of base salary and target annual incentive opportunity. For Ms. Votava and Mr. Cadieux, the benefit is equal to 2 times the sum of base salary and target annual incentive opportunity. For all, the benefit is paid in cash in one lump sum.

◾

Pro-Rata Annual Incentive for Year of Termination: The change-in-control agreements provide for a payment based on the greater of target opportunity or actual performance (as determined by the Board), prorated for the time worked during the year of termination.

◾

Welfare Benefit Continuation: The change-in-control agreements provide Messrs. Mezey, Deitrich and Schmitz with 2.5 years of life and disability insurance coverage (with no tax gross-up). For Ms. Votava and Mr. Cadieux, this benefit is equal to 2 years of life and disability insurance coverage (with no tax gross-up). The Agreements also provide our NEOs and their dependents with the same respective years of health care coverage.

◾

Equity Award Vesting and Acceleration (Double Trigger): The change-in-control agreements provide that any acceleration for equity awards is “double trigger” and thus will occur only upon a change-in-control and a qualifying termination (a termination without cause or for good reason). All vesting acceleration is subject to consummation of the change-in-control transaction.

◾	Excise Tax Gross-Up: There are no effective provisions for an excise tax gross-up.

◾	Legal Fees: The change-in-control agreements provide that NEOs will be reimbursed for legal fees and expenses incurred in seeking to enforce the change-in-control agreement.

◾

Restrictive Covenants: The change-in-control agreements include restrictive covenants relating to non-solicitation (one-year), non-disparagement, and non-competition (where enforceable), and require a release of all claims against the Company.

◾	Definition of Change-in-Control: For purposes of the change-in-control agreements, a “change-in-control” generally consists of any of the following:

◾	An acquisition of 25 percent or more of our voting securities;

◾	Our current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;

◾

Consummation of any merger or consolidation with or into another corporation, the effect of which would be that our Board would consist of a majority of directors who were not members of the Board prior to the merger or consolidation; or

◾	Consummation of any sale or disposition of all or substantially all of our assets, or the approval by our shareholders of a plan of complete liquidation or dissolution of the Company.

•

Definition of Good Reason: For purposes of the change-in-control agreements, “good reason” for termination by the NEO of his or her employment generally means any one of the following acts by the Company following a change-in-control:

◾	An adverse change in the NEO’s duties, status or position as an executive officer;

◾	A reduction in the NEO’s base salary;

◾	A reduction in the NEO’s annual bonus or long-term incentive opportunity;

◾	The failure to continue to provide welfare, medical, and other fringe benefits which in the aggregate are substantially similar to those provided immediately prior to the change-in-control;

◾	The requirement for the NEO to be based at an office more than 50 miles from the NEO’s office prior to the change-in-control; or

◾	The failure by the Company or successor company to assume or agree to perform the provisions of the change-in-control agreement.

See also “Termination Payment Tables for NEOs” in this CD&A.

2010 Plan Change-in-Control Provisions

Our 2010 Plan provides that in the event of a change-in-control, as defined in our change-in-control agreements described above, unless otherwise provided in the award agreement, generally awards will be assumed or substituted for by the surviving corporation, and will accelerate only if not so assumed or substituted. The vesting and payout of PRSUs will be governed by the award agreement, as described below.

Performance-Based (PRSU) Change-in-Control Provisions

If a change-in-control occurs during the following performance periods; (2014-2016) under the 2014 grant, (2015-2017) under the 2015 grant, or (2016-2018) under the 2016 grant, the PRSU awards will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control (i) in the event the awards are not assumed by the acquiring entity, or (ii) the beginning of the performance period and the date of termination of employment in the event the awards are assumed by the acquiring entity.

Executive Officer Severance Policy

The Company recognizes that it is usually difficult for executive officers whose employment is terminated involuntarily to obtain a position comparable to the one he or she has with the Company. In view of this, any executive officer who is terminated involuntarily, except if terminated for disciplinary reasons, will be entitled to receive severance pay equal to one year’s base salary, employer benefit premium payments/reimbursement for one year and outplacement assistance provided that (1) the executive releases all claims that he or she may have against the Company, (2) enters into a one year non-compete agreement (where enforceable), (3) agrees not to solicit employees for a period of one year, and (4) agrees not to disparage the Company.

Termination Payment Tables for NEOs

The tables below reflect the estimated amount of incremental compensation payable to each of our NEOs in the event of termination of employment or change-in-control. The tables do not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us, whether or not a termination or change-in-control event had occurred. The amounts shown assume that such termination or change-in-control was effective as of December 31, 2016. The actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change-in-control, as applicable.

Summary of Termination Payments Philip Mezey
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$3,149,227	$3,149,227	$—	$—	$—	$3,149,227
Severance (4)	$—	$—	$—	$—	$—	$830,831	$—	$4,500,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$54,576
Accelerated RSUs (5)	$—	$—	$2,684,386	$2,684,386	$—	$—	$—	$2,684,386
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$8,439,058	$8,439,058	$5,816,460	$—	$—	$2,739,638

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2016, the actual annual incentive plan payout was greater than target so there was no incremental benefit to the executive.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2016, two three-year performance cycles (2015-2017 and 2016-2018) are not yet complete and target payouts are used. For the 2014-2016 performance cycle, actual payouts were greater than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 30, 2016 ($62.85).

Summary of Termination Payments Thomas Deitrich
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$2,413,665	$2,413,665	$—	$—	$—	$2,413,665
Severance (4)	$—	$—	$—	$—	$—	$580,973	$—	$2,750,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$54,932
Accelerated RSUs (5)	$—	$—	$4,362,796	$4,362,796	$—	$—	$—	$4,362,796
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$1,569,239	$1,569,239	$524,034	$—	$—	$524,034

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2016, the actual annual incentive plan payout was greater than target so there was no incremental benefit to the executive.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2016, Mr. Deitrich has one three-year performance cycle (2016-2018) that is not yet complete and target payout is used. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 30, 2016 ($62.85).

Summary of Termination Payments W. Mark Schmitz
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in-Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$911,109	$911,109	$—	$—	$—	$911,109
Severance (4)	$—	$—	$—	$—	$—	$498,900	$—	$2,078,125
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$37,251
Accelerated RSUs (5)	$—	$—	$785,939	$785,939	$—	$—	$—	$785,939
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$2,297,733	$2,297,733	$1,478,582	$—	$—	$855,927

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2016, the actual annual incentive plan payout was greater than target so there was no incremental benefit to the executive.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2016, two three-year performance cycles (2015-2017 and 2016-2018) are not yet complete and target payouts are used. For the 2014-2016 performance cycle, actual payouts were greater than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 30, 2016 ($62.85).

Summary of Termination Payments Michel Cadieux
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$724,135	$724,135	$—	$—	$—	$724,135
Severance (4)	$—	$—	$—	$—	$—	$430,771	$—	$1,400,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$43,542
Accelerated RSUs (5)	$—	$—	$618,067	$618,067	$—	$—	$—	$618,067
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$1,769,667	$1,769,667	$1,114,363	$—	$—	$684,721

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2016, the actual annual incentive plan payout was greater than target so there was no incremental benefit to the executive.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2016, two three-year performance cycles (2015-2017 and 2016-2018) are not yet complete and target payouts are used. For the 2014-2016 performance cycle, actual payouts were greater than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 30, 2016 ($62.85).

Summary of Termination Payments Shannon Votava
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$494,157	$494,157	$—	$—	$—	$494,157
Severance (4)	$—	$—	$—	$—	$—	$416,577	$—	$1,320,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$15,153
Accelerated RSUs (5)	$—	$—	$423,609	$423,609	$—	$—	$—	$423,609
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$1,258,697	$1,258,697	$823,000	$—	$—	$441,060

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2016, the actual annual incentive plan payout was greater than target so there was no incremental benefit to the executive.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 30, 2016 ($62.85). Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2016, two three-year performance cycles (2015-2017 and 2016-2018) are not yet complete and target payouts are used. For the 2014-2016 performance cycle, actual payouts were greater than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 30, 2016 ($62.85).

2016 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 5605(a)(2) of the NASDAQ rules and acts under a written charter developed by the Committee and approved by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP, the Company’s independent registered public accounting firm in 2016, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the PCAOB) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of our Board of Directors.

In connection with the December 31, 2016 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)	The Audit/Finance Committee has discussed with the independent auditors the matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

(3)

The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence, and discussed with the auditors the auditors’ independence.

(4)

Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2016.

Audit/Finance Committee

Thomas S. Glanville, Chairman

Charles H. Gaylord, Jr.

Jerome J. Lande

Timothy M. Leyden

Gary E. Pruitt

CHANGE IN CERTIFYING ACCOUNTANT

In 2015, the Audit/Finance Committee of the Board, together with the Company’s management, conducted a comprehensive, competitive process to determine the Company’s independent registered public accountant for the Company’s fiscal year ending December 31, 2016. On September 10, 2015, upon the recommendation of the Audit/Finance Committee, the Board approved the appointment of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accountant for the year ending December 31, 2016, subject to completion by Deloitte of its customary client acceptance procedures. On March 11, 2016, Deloitte was formally engaged as the Company’s independent registered public accountant for the year ending December 31, 2016.

Additionally on September 10, 2015, and also upon the recommendation of the Audit/Finance Committee, the Board approved the dismissal of Ernst & Young LLP (EY) as the independent registered public accounting firm of the Company effective following the issuance by EY of its reports on the Company’s consolidated financial statements for the year ended December 31, 2015 and the effectiveness of internal control over financial reporting of the Company as of December 31, 2015. Both reports were included in Itron’s Annual Report on Form 10-K for the year ended December 31, 2015 (10-K) filed with the Securities and Exchange Commission (SEC) on June 30, 2016.

The reports of EY on the Company’s consolidated financial statements for each of the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through June 30, 2016, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in its report.

As previously disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2015, the Company did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of the following material weakness identified in management’s assessment:

◾

Management did not design and maintain effective controls to determine whether vendor specific objective evidence of fair value could be demonstrated for substantially all maintenance contracts associated with certain software solutions and whether software was essential to the functionality of certain hardware. As a result, the Company determined that revenue from several license agreements was not recognized in the correct period.

Based on the material weakness described above, EY issued an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015. In addition, the material weakness described above was discussed with EY by the Company’s management and the Audit Committee of the Board of Directors of the Company. The Company has authorized EY to fully respond to the inquiries of the Company’s newly appointed independent registered public accountant, Deloitte. During the years ended December 31, 2015 and 2014 and during the interim period through March 11, 2016, neither the Company nor anyone on its behalf has consulted with Deloitte (1) on any matter regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Itron’s financial statements, and neither a written report nor oral advice was provided to Itron that Deloitte concluded was an important factor considered by Itron in reaching a decision as to the accounting, auditing, or financial reporting issue, (2) on any matter that would have been the subject of a disagreement, as defined by Item 304(a)(1)(iv) of Regulation S-K or (3) on any matter that would have been a reportable event, as defined by Item 304(a)(1)(v) of Regulation S-K.

As required by SEC rules, we have provided EY and Deloitte with a copy of the above disclosures prior to filing this Proxy Statement with the SEC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES

For the year ended December 31, 2015, professional services were performed by Ernst & Young LLP and their respective affiliates (collectively, EY), and for the year ended December 31, 2016, professional services were performed by Deloitte & Touche LLP and their respective affiliates (collectively, Deloitte). The aggregate fees billed by EY and Deloitte for the years ended December 31, 2015 and 2016, respectively, were as follows:

Services Rendered	2015 (EY)	2016 (Deloitte)
Audit Fees (1)	$11,139,010	$5,165,145
Audit-Related Fees (2)	112,324	—

Total Audit and Audit-Related Fees	11,251,334	5,165,145
Tax Fees (3)	17,274	2,326,547
Other Fees (4)	—	2,174

Total Fees	$11,268,608	$7,493,866

(1)

Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2015 and 2016, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, services include statutory audits required, and accounting consultations on matters related to the annual audits or interim reviews.

(2)	Audit-related services primarily include fees for accounting policy and process advice and agreed-upon procedures.

(3)

Tax services include fees for consultation and assistance with tax preparation and compliance during the year ended December 31, 2015. Tax fees for the year ended December 31, 2016 consisted of tax compliance, tax advice and tax planning services related to U.S. Federal, international, multi-state, transfer pricing, tax controversy, international assignment, and customs and value added tax matters.

(4)	Services performed by Deloitte qualifying as “Other” for the year ended December 31, 2016, related to accounting research tools.

The Audit/Finance Committee has adopted policies and procedures that require the Company to obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided, and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2015 and 2016, all services were pre-approved in accordance with the charter of the Audit/Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2016.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders (1)	1,627,445	$45.64(2)	2,463,898(1)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,627,445	$45.64(2)	2,463,898(1)(3)

(1)

Under the provisions of the Itron Amended and Restated 2010 Stock Incentive Plan (2010 Plan), the Company may grant stock awards, stock units, performance shares, stock appreciation rights, and performance units (collectively Awards) in addition to stock options. For purposes of this table, the number of performance shares included are determined based on achievement of target performance goals.

(2)	The weighted-average exercise price pertains only to outstanding options and excludes 553,298 shares issuable upon vesting of outstanding Awards.

(3)	This number includes 2,092,602 shares available for issuance under the 2010 Plan and 371,296 shares available for issuance under the 2012 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of March 1, 2017 by:

◾	each of our directors;

◾	each of our executive officers listed in the Summary Compensation Table;

◾	all of our director nominees, directors, and executive officers as a group; and

◾	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 38,742,761 shares of our common stock outstanding as of March 1, 2017. Under SEC rules, beneficial ownership includes shares over that the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days or shares of restricted stock unites vested or that will vest within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
Philip C. Mezey (1)	462,670	1.18%
Thomas L. Deitrich (2)	62,371	*
W. Mark Schmitz (3)	43,153	*
Michel C. Cadieux (4)	35,157	*
Shannon M. Votava (5)	49,134	*
Kirby A. Dyess (6)	17,220	*
Jon E. Eliassen (7)	16,636	*
Charles H. Gaylord, Jr. (8)	21,713	*
Thomas S. Glanville (9)	15,726	*
Frank M. Jaehnert (10)	4,663	*
Jerome J. Lande (11)	11,609	*
Timothy M. Leyden (12)	5,613	*
Peter Mainz (13)	2,907	*
Daniel S. Pelino (14)	8,678	*
Gary E. Pruitt (15)	23,685	*
Diana D. Tremblay (16)	4,663	*
Lynda L. Ziegler (17)	11,018	*
All directors and executive officers as a group (17 persons) (18)	796,616	2.03%

Greater-Than-5% Beneficial Owners:
Scopia Capital Management LP (19) 152 West 57th Street, 33rd Floor New York, New York 10019	4,558,387	11.77%
BlackRock, Inc. (20) 40 East 52nd Street New York, NY 10022	4,142,344	10.69%
Vanguard Group (21) 100 Vanguard Blvd. Malvern, PA 19355	3,524,522	9.10%
Harris Associates L.P. (22) 111 South Wacker Drive, Suite 4600 Chicago, IL 60606	2,844,143	7.34%

*	Less than 1%.

(1)

Includes 383,850 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $45.10 per share. Also includes 53,354 shares held in a trust with Mr. Mezey and his spouse as co-trustees, who share voting and investment power over these shares.

(2)	Includes 40,578 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $36.66 per share.

(3)	Includes 29,060 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $37.97 per share.

(4)	Includes 24,256 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $36.28 per share.

(5)	Includes 38,190 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $38.39 per share.

(6)

Includes (i) 4,099 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $66.87 per share, and (ii) 5,367 vested restricted share units where payout of the underlying shares has been deferred pursuant to the Company’s Executive Deferred Compensation Plan.

(7)	Includes 5,144 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $67.55 per share.

(8)

Includes 3,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $70.81 per share. Also includes 2,000 shares held in a trust with Mr. Gaylord and his spouse as trustees, who share voting and investment power over these shares.

(9)	Includes 2,102 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $81.20 per share.

(10)	Includes 397 vested restricted share units where payout of the underlying shares has been deferred pursuant to the Company’s Executive Deferred Compensation Plan.

(11)

Represents shares owned as of March 1, 2017. Mr. Lande was appointed to our Board through an agreement with Scopia. Mr. Lande is an employee of Scopia but does not have voting or investment power over, and disclaims beneficial ownership of, the shares of the Company owned by Scopia.

(12)	Includes 289 restricted share units that will vest within 60 days.

(13)

Includes 397 vested restricted share units where payout of the underlying shares has been deferred pursuant to the Company’s Executive Deferred Compensation Plan. Mr. Mainz was appointed to our Board through an agreement with Scopia. Mr. Mainz is not affiliated with Scopia and does not have voting or investment power over, and disclaims beneficial ownership of, the shares of the Company owned by Scopia.

(14)	Represents shares owned as of March 1, 2017.

(15)	Includes 3,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $70.81 per share.

(16)	Represents shares owned as of March 1, 2017.

(17)	Represents shares owned as of March 1, 2017.

(18)

Includes (i) 534,251 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days, (ii) 289 restricted share units that will vest within 60 days, and (iii) 6,161 vested restricted share units where payout of the underlying shares has been deferred pursuant to the Company’s Executive Deferred Compensation Plan.

(19)

Information is based on Amendment No. 8 to a Schedule 13D filed with the SEC on March 14, 2016 by Scopia Capital Management LP (“Scopia”) (jointly with others as described below), reporting beneficial ownership as of March 10, 2016, and supplemented with information based on a Form 4 filed by Scopia (jointly with others as described below) with the SEC on December 12, 2016. According to these filings, Scopia beneficially owns 4,558,387 shares of Common Stock by virtue of having sole voting power over

4,558,387 shares of Common Stock and sole power to dispose of 4,558,387 shares of Common Stock in its role as investment advisor for certain funds, consisting of a separately managed account and the following investment advisory client funds: Scopia Long LLC; Scopia LB LLC; Scopia PX LLC; Scopia Partners LLC; Scopia Long QP LLC; Scopia Long International Master Fund LP; Scopia Windmill Fund LP; Scopia International Master Fund LP; Scopia PX International Master Fund LP; and Scopia LB International Master Fund LP. These filings further indicate that Scopia Management, Inc., as the general partner of Scopia, beneficially owns 4,496,730 shares of Common Stock by virtue of having sole voting power and dispositive power of 4,496,730 shares of Common Stock, and Messrs. Matthew Sirovich and Jeremy Mindich, as the managing directors of Scopia Management, Inc., a general partner of Scopia Capital Management LP, each beneficially own 4,558,387 shares of Common Stock by virtue of having shared voting power and dispositive power of 4,558,387 shares of Common Stock. Jerome Lande and Peter Mainz were appointed to our Board through an agreement with Scopia. Mr. Lande is an employee of Scopia but does not have voting or investment power over, and disclaims beneficial ownership of, the shares of the Company owned by Scopia. Mr. Mainz is not affiliated with Scopia and does not have voting or investment power over, and disclaims beneficial ownership of, the shares of the Company owned by Scopia.

(20)

Information is based on Amendment No. 14 to a Schedule 13G filed with the SEC on January 12, 2017 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2016 on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock International Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management UK Ltd, and BlackRock Japan Co Ltd. The Schedule 13G indicates that BlackRock Fund Advisors beneficially owns 5% or greater of these shares reported, and that BlackRock, Inc. has sole voting power over 4,046,466 of these shares and sole dispositive power over all of these shares.

(21)

Information is based on Amendment No. 4 to a Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group (Vanguard), reporting beneficial ownership as of December 31, 2016. The Schedule 13G indicates that Vanguard has sole dispositive power over 3,454,672 of these shares and shared dispositive power over 69,850 of these shares. Vanguard has sole voting power over 68,090 of these shares and shared voting power over 5,357 of these shares.

(22)

Information is based on Amendment No. 2 to a Schedule 13G filed with the SEC on February 10, 2017 by Harris Associates L.P. (Harris) reporting beneficial ownership as of December 31, 2016. The Amendment indicates that Harris has sole voting power over 2,119,848 of these shares and sole dispositive power over all of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our officers, directors, and greater than 10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of these forms and written representations received from certain reporting persons, we believe that, during 2016 all of our executive officers, directors, and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at the office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2016 Annual Report to Shareholders, which includes our financial statements for the year ended December 31, 2016, accompanies this proxy statement. In addition, you may view the Annual Report and this proxy statement on our Company website, www.itron.com, by selecting “About Itron”, “Investors” and then “Financials and Filings”.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2018 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2018 annual meeting must give us written notice of the proposal not later than December 1, 2017 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders who wish to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide that the notice of proposals to be considered at our annual meeting must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting, and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). Shareholders who intend to present proposals at the 2018 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 11, 2018 and no sooner than January 12, 2018, assuming the annual meeting is scheduled for May 12, 2018. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2018 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our Amended and Restated Bylaws.

Shareholder proposals should be directed to the attention of our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019.

OTHER INFORMATION

We make available, free of charge, copies of our filings with the SEC, including this proxy statement and our Annual Report to Shareholders, upon the request of shareholders. The documents are also available for downloading or printing by going to our website at www.itron.com, and selecting “Investors” and then “Financials and Filings”. Shareholders may submit a request for printed copies by e-mail through our website at www.itron.com, by selecting “Investors” and then “Contact Investor Relations” or by mail to the following address:

Itron, Inc. – Attention: Investor Relations

2111 N. Molter Road

Liberty Lake, Washington 99019

APPENDIX A

ITRON, INC.

SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Approved by the Board of Directors on March 16, 2017

Approved by the Shareholders on [●], 2017

SECTION 1. PURPOSE; EFFECTIVE DATE

The name of this Plan is the Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enhance the long-term shareholder value of Itron, Inc., a Washington corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

The Plan is hereby amended and restated, effective as of the date of approval by the shareholders of the Company at the annual shareholders meeting held in 2017 (the “Restatement Effective Date”).

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means any Option, Stock Appreciation Right, Stock Award or Performance Award granted pursuant to the provisions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Corporation in connection with an Award, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets (except in certain circumstances involving government agencies), or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value per share, of the Company.

“Change in Control Transaction” has the meaning set forth in Section 16.2.1.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m) of the Code or any successor provision and any related U.S. Department of Treasury guidance.

“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Dividend Equivalent” has the meaning set forth in Section 10.

“Effective Date” has the meaning set forth in Section 20.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established by the Plan Administrator acting in good faith to be reasonable and in compliance with Section 409A of the Code or (a) if the Common Stock is listed on The NASDAQ Global Select Market, the closing sales price for the Common Stock as reported by The NASDAQ Global Select Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value. Notwithstanding the foregoing, for income tax reporting and withholding purposes under U.S. federal, state, local or non-U.S. law and for such other purposes as the Plan Administrator deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Plan Administrator in accordance with applicable law and uniform and nondiscriminatory standards adopted by it from time to time.

“Grant Date” means the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Term” has the meaning set forth in Section 7.3.

“Parent,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

“Participant” means the person to whom an Award is granted.

“Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 12.

“Performance Share” has the meaning set forth in Section 12.1.

“Performance Unit” has the meaning set forth in Section 12.2.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Related Corporation” means any Parent or Subsidiary of the Company.

“Restricted Stock” has the meaning set forth in Section 11.1.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 9.

“Stock Award” means Unrestricted Stock, Restricted Stock or Stock Units granted under Section 11.

“Stock Unit” has the meaning set forth in Section 11.2.

“Subsidiary,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

“Successor Corporation” has the meaning set forth in Section 16.2.2.

“Termination Date” has the meaning set forth in Section 7.6.

“Unrestricted Stock” has the meaning set forth in Section 11.1.

“Vesting Base Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

SECTION 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of, two or more members of the Board who meet the independence standards set forth by the NASDAQ Global Select Market (the “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

3.2 Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.

In any event, however, (a) no Option or SAR may be amended to reduce the exercise price of such Option or SAR below the per share Fair Market Value of the Common Stock as of the date the Option or SAR was granted, and (b) except as provided in Section 16.1 and Section 16.3 hereof, and at any time when the then-current fair market value of a share of Common Stock is less than the Fair Market Value of a share of Common Stock on the date that an outstanding Option or SAR was granted, such outstanding Option or SAR may not be cancelled or surrendered in exchange for (i) cash, (ii) an Option or SAR having an exercise price that is less than the Fair Market Value of a share of Common Stock on the date that the original Option or SAR was granted, or (ii) any other Award.

The Plan Administrator may delegate ministerial duties to such of the Company’s officers as it so determines. The Plan Administrator, for purposes of determining the effect on an Award of a Company-approved leave of absence or a Participant’s working less than full-time, shall be the chief executive officer of the Company or his designee.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Number of Shares

(a) Subject to adjustment from time to time as provided in Section 16.1, the number of shares of Common Stock that shall be authorized for grant under the Plan shall be 10,875,000 shares (which reflects an increase of 3,000,000 shares from 7,875,000, the number of shares that were authorized for issuance under the Plan) all of which may be issued pursuant to the exercise of Incentive Stock Options.

Any shares of Common Stock that are subject to Options or SARs shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted, and any shares that are subject to Awards other than Options or SARs shall be counted against this limit as 1.7 shares of Common Stock for every one (1) share of Common Stock granted. No awards may be granted under the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Prior Plan”).

(b) If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) any shares of Common Stock subject to an award under the Prior Plan are forfeited, or an award under the Prior Plan expires or is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 4.1(d) below.

In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or an award other than an option or stock appreciation right under any Prior Plan are satisfied by surrendering of shares subject to the Award, the shares so surrendered shall be added to the shares available for Awards under the Plan in accordance with Section 4.1(d) below. Notwithstanding anything to the contrary contained herein, the following shall not be added to the shares of Common Stock authorized for grant under Section 4.1(a) above: (x) shares of Common Stock subject to an Option or an Award surrendered in payment of the Option exercise price or Award purchase price or shares of Common Stock subject to an option or award granted under the Prior Plan surrendered in payment of the option exercise price or award purchase price, or to satisfy any tax withholding obligation with respect to an Option or SAR or an option or stock appreciation right granted under the Prior Plan, (y) shares of Common Stock that are not issued as a result of a net settlement of an Option or SAR or an option or stock appreciation right granted under the Prior Plan, and (z) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plan. For purposes of this Section 4.1 and for the avoidance of any doubt, “surrendered” includes the tendering of shares held by the Participant or withheld from an Award voluntarily by the Participant or mandatorily by the Company.

(c) Substitute Awards granted pursuant to Section 6.3 below shall not reduce the number of shares of Common Stock authorized for grant under the Plan or the applicable limitations applicable to a Participant under Section 11(e), nor shall shares of Common Stock subject to a substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 4.1(b) above.

Additionally, in the event that a company acquired by the Company or with which the Company combines has shares of stock available under a pre-existing plan approved by such company’s shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Corporation prior to such acquisition or combination.

(d) Any shares of Common Stock that again become available for grant pursuant to this Section 4.1 shall be added back as (i) one (1) share of Common Stock if such shares were subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as 1.7 shares of Common Stock if such shares were subject to Awards other than Options or SARs granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

(e) Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee director plus the total of all cash paid or payable to such non-employee director for services rendered during any single calendar year shall not exceed $500,000. For the avoidance of doubt, any compensation that is deferred shall be counted towards the foregoing limit for the year in which the compensation is earned (and not counted in the year it is paid/settled), and no interest or other earnings on such compensation shall count towards the limit.

4.2. Character of Shares

Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1 Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, SARs, Dividend Equivalents, Stock Awards and Performance Awards. Awards may be granted singly or in combination.

6.2 Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the payment of a cash amount equal to the Fair Market Value of the shares of Common Stock on the date of settlement of an Award other than an Option or SAR, the granting of replacement Awards, or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3 Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

6.4 Minimum Vesting Requirements

Notwithstanding any other provision of the Plan, except in connection with Awards that are substituted pursuant to Section 6.3 hereof, Awards that may be settled only in cash or an adjustment provided for in Section 16, no portion of an Award granted on or after the Restatement Effective Date may vest before the first anniversary of the date of grant, subject to earlier vesting in whole or in part in connection with a Change in Control Transaction or upon a Participant’s death or Disability; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the number of shares of Common Stock reserved under Section 4.1 as of the Restatement Effective Date without regard to the minimum vesting period set forth in this Section 6.4. The Committee may accelerate the vesting or exercisability of an Award in circumstances other than a Change in Control Transaction or a Participant’s death or Disability, provided that such acceleration does not cause an Award that is subject to the minimum vesting requirements of this Section 6.4 to vest or become exercisable prior to the first anniversary of the date of grant.

SECTION 7. OPTIONS

7.1 Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator. Except in the case of a substitute or assumed option pursuant to Section 6.3 above, the exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3 Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator, but shall not exceed ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator (taking into consideration definitions under local law) or who takes a Company-approved leave of absence.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. Alternatively, the Option may be exercised electronically through a third-party stock plan service provider designated by the Company and according to such procedures established by the Company. An Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of:

(a) cash or check;

(b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant (for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Plan Administrator may permit.

7.6 Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

(i) the last day of the Option Term;

(ii) if the Participant’s Termination Date occurs for reasons other than Cause, Retirement, death or Disability, the three-month anniversary of such Termination Date; and

(iii) if the Participant’s Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination Date, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 More Than 10% Shareholders

If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3 Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.4 Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5 Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6 Notification of Disqualifying Disposition

The Participant must promptly notify the Company of any disposition of the shares of Common Stock acquired upon exercise of an Incentive Stock Option that occurs prior to the expiration of the holding period required to receive the favorable tax treatment applicable to Incentive Stock Options, which period shall be set forth in the instrument evidencing the Option.

8.7 Code Definitions

For purposes of this Section 8, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. STOCK APPRECIATION RIGHTS

The Plan Administrator is authorized to make Awards which shall entitle a Participant to exercise all or a specified portion of the Award (to the extent then exercisable pursuant to its terms) and to receive from the Company the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise over (b) the exercise price of the SAR which shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date (“Stock Appreciation Rights” or “SARs”).

SARs may be granted on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the conditions which must be satisfied prior to the exercise of the SAR, whether the SAR shall be payable in cash or in shares of Common Stock, and the circumstances under which forfeiture of the SAR shall occur by reason of termination of the Participant’s employment or service relationship.

The term of a SAR shall not exceed ten years.

SECTION 10. DIVIDEND EQUIVALENTS/DIVIDENDS

The Plan Administrator is authorized to make Awards which shall entitle a Participant to receive credit based on dividends that would have been paid on shares of Common Stock subject to an Award if such shares had been held by Participant at the time such dividend was declared (“Dividend Equivalents”), provided, however, that Dividend Equivalents shall not be granted in connection with Options or SARs. Dividend Equivalents may be granted on such terms and conditions and subject to such restrictions as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the underlying Award. Notwithstanding the provisions of this Section 10, Dividend Equivalents granted with respect to any Award shall either be credited and accumulated and/or reinvested as additional units or shares in a bookkeeping account or otherwise, and in all events shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall not be paid unless and until the underlying Award vests.

Any dividends that are distributable with respect to Restricted Stock shall be credited/accumulated, subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall not be paid unless and until the underlying Award vests.

SECTION 11. STOCK AWARDS

11.1 Restricted and Unrestricted Stock

The Plan Administrator is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award (“Restricted Stock”). The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares of Restricted Stock are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Restricted Stock shall occur by reason of termination of the Participant’s employment or service relationship, if any.

The Plan Administrator is also authorized to make Awards of Common Stock as described above but without imposing any restrictions (whether based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) on the shares of Common Stock subject to the Award (“Unrestricted Stock”).

11.2 Stock Units

The Plan Administrator is authorized to make Awards denominated in units of Common Stock (“Stock Units”) on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the conditions which must be satisfied prior to the issuance of the shares subject to the Stock Units to the Participant and the circumstances under which forfeiture of the Stock Units shall occur by reason of termination of the Participant’s employment or service relationship.

11.3 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

11.4 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 12. PERFORMANCE AWARDS

12.1 Performance Shares

The Plan Administrator may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

12.2 Performance Units

The Plan Administrator may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

SECTION 13. CODE SECTION 162(m) PROVISIONS

(a) Notwithstanding any other provision of the Plan, if the Plan Administrator determines at the time a Stock Award or a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Plan Administrator may provide that this Section 13 is applicable to such Award.

(b) If a Stock Award or a Performance Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which shall be based on the following business criteria, either individually, alternatively or in any combination, as reported or calculated by the Company: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price or total shareholder return; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, product quality measures, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xvii) other measurable business drivers; and (xviii) any combination of, or a specified increase in, any of the foregoing, any of which may be used to measure the performance of the Company as a whole or with respect to any business unit, Subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years or other period, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Plan Administrator may provide for exclusion of the impact of an event or occurrence which the Plan Administrator determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. Such performance goals (and any exclusions) shall be set by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of the Plan other than Section 16, with respect to any Stock Award or Performance Award that is subject to this Section 13, the Plan Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Plan Administrator may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee or as otherwise determined by the Plan Administrator in special circumstances subject to any restrictions of Section 162(m) of the Code.

(d) The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e) Subject to adjustment from time to time as provided in Section 16.1, no Participant may be granted Options, SARs, Stock Awards or Performance Shares subject to this Section 13, in each case, to the extent the Awards are intended to constitute “Qualified Performance-Based Compensation,” in any calendar year period with respect to more than 300,000 shares of Common Stock for such Award in the aggregate, except that the Company may make additional one time grants of such Awards for up to 300,000 shares in the aggregate to newly hired individuals (for the applicable year of hire), and the maximum dollar value payable with respect to Performance Units subject to this Section 13 granted to any Participant in any one calendar year is $4,000,000.

SECTION 14. WITHHOLDING

The Company or the Related Corporation, as applicable, shall have the authority and right to deduct or withhold from any payments made to the Participant by the Company or the Related Corporation, or require the Participant to pay to the Company or the Related Corporation, the amount of any withholding taxes that the Company or a Related Corporation determines is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, in whole or in part, (a) allow a Participant to pay cash, (b) allow the Company to withhold, or allow a Participant to elect to have the Company withhold, shares of Common Stock having a fair market value equal to the sums required to be withheld, which may be determined using rates of up to the minimum federal, state, local and/or foreign rates applicable in a particular jurisdiction (with the fair market value of the shares to be withheld and the applicable rate of tax withholding determined on the date that the amount of tax to be withheld is to be determined) or as determined by the Plan Administrator, (c) allow the transfer to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the fair market value of the withholding obligation, or (d) may permit any other method set forth in the instrument evidencing the Award. No Common Stock shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Plan Administrator for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

SECTION 15. ASSIGNABILITY

Except as provided below, Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the instrument evidencing the Award provides that a Participant may designate a beneficiary on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death, and the Participant has made such a designation. During a Participant’s lifetime, Awards may be exercised only by the Participant. To the extent permitted by Section 422 of the Code and under such terms and conditions as determined by the Plan Administrator and provided such transfer is consistent with securities offerings registered on a Form S-8, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

SECTION 16. ADJUSTMENTS

16.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend (whether in the form of cash, securities of the Company or other property), or other change in the Company’s corporate or capital structure affects the Common Stock or its value or results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and the maximum number and kind of securities that may be made subject to certain Awards as set forth in Section 4.1, (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor, (iii) the number and kind of securities automatically granted pursuant to a formula program established under the Plan, and (iv) the maximum number of securities subject to an Award to which Section 13 applies as set forth in Section 13(e). The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

16.2 Change in Control Transaction

16.2.1 Definitions

“Change in Control Transaction” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

(a) any Person is or becomes the Beneficial Owner (as such term is set forth in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 16.2.1(c)(i);

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the date of this agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Person other than the Board shall not be considered a member of the Incumbent Board;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which members of the Incumbent Board constitute a majority of the members of the board of directors (or similar body) of the surviving entity or, if the surviving entity is a subsidiary, any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates (as such term is set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of this Section 16.2.1, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

For clarity, a Change in Control Transaction shall not be deemed to have occurred in the event of a reorganization of the Company and/or any Related Corporations nor in the event of a reincorporation of the Company or any Related Corporation in another jurisdiction.

16.2.2 Assumption of Awards

Notwithstanding Section 16.1 hereof, and except as provided in Section 16.2.3 and as may otherwise be provided in the instrument evidencing the Award or in written employment or services or other agreement between a Participant and the Company or a Related Corporation in connection with an Award, if in the event of a Change in Control Transaction a Participant’s Awards are not assumed, converted, continued, replaced or an equivalent award is not substituted for the Awards by the surviving corporation, the successor corporation or its parent corporation, as applicable, (the “Successor Corporation”), the Participant shall fully vest in and, if applicable, have the right to exercise the Award as to all of the shares of Common Stock subject thereto, including shares as to which the Award would not otherwise be vested or, if applicable, exercisable. If an Award is in the form of an exercisable right that will become fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a specified time period after the date of such notice, and the Award shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Change in Control Transaction. For the purposes of this Section 16.2.2, the Award shall be considered assumed if, following the Change in Control Transaction, the assumed right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control Transaction, the consideration (whether stock, cash, or other securities or property) received in the Change in Control Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the settlement or exercise of the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common

Stock in the Change in Control Transaction. The Plan Administrator may provide that Awards shall terminate and cease to remain outstanding immediately prior to the consummation of the Change in Control Transaction, except to the extent assumed by the Successor Corporation. The portion of any Incentive Stock Option accelerated in connection with a Change in Control Transaction shall remain exercisable as an Incentive Stock Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a non-statutory option under the U.S. federal tax laws.

16.2.3 Performance Awards

In the event of a Change in Control Transaction, the vesting and payout of Performance Awards shall be as provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation.

16.3 Further Adjustment of Awards

Subject to Section 16.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action. Such authorized action may include (but shall not be limited to) the following, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided, however, that any vesting acceleration of outstanding Awards shall in all cases be subject to the consummation of the sale, merger, other similar transaction or change in control:

(a) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications;

(b) providing for either (i) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 16.3 the Plan Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Plan Administrator in its sole discretion;

(c) making adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(d) to provide that such Award shall be exercisable or payable or fully vested with respect to all shares of Common Stock covered thereby, notwithstanding anything to the contrary in the Plan or the applicable agreement evidencing the Award; and

(e) to provide that the Award cannot vest, be exercised or become payable after such event.

16.4 Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

16.5 Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

17.1 Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

17.2 Suspension or Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3 Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 16 and any amendment or other action contemplated under Section 18.9 or as may necessary or advisable to facilitate compliance with applicable law, as determined in the sole discretion of the Plan Administrator, shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument (which may also be in electronic form) that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

18.2 No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

18.3 Transfer of Employment or Service Relationship; Leaves of Absence

A Participant’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor or vice versa, shall not be considered a termination of employment or service relationship for purposes of the Plan, provided, however, that (i) written authorization of the Company’s Chief Executive Officer or a delegate of the Chief Executive Office must be obtained in order to rely on this provision, and (ii) such a transfer of employment or change in status may affect whether an Incentive Stock Option granted to Participant continues to qualify for favorable tax treatment as an Incentive Stock Option.

The effect of a Company-approved leave of absence on the terms and conditions of an Award shall be determined by the Plan Administrator, in its sole discretion.

18.4 Compliance with Law

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act, exchange control law), and the applicable requirements of any securities exchange, similar entity or other governmental regulatory body, or prior to obtaining any approval or other clearance from any governmental authority, which compliance or approval the Company shall, in its absolute discretion, deem necessary or advisable; provided, however, that the Company shall have no any obligation to register or qualify the Common Stock with, or to seek approval or clearance from any, governmental authority for the issuance, sale or delivery of Common Stock.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws or any non-U.S. securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, to continue in effect any such registrations or qualifications if made, or to seek approval or clearance from any governmental authority for the issuance, sale or delivery of Common Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.5 No Rights as a Shareholder

No Option, SAR, Stock Unit or Performance Unit shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.6 Interpretive Authority

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.7 Participants in Foreign Countries

To facilitate compliance with the laws in non-U.S. countries in which the Company and its Related Corporations operate or have Participants and/or to take advantage of specific tax treatment for Awards granted to Participants in such countries, the Plan Administrator shall have the power and authority to: (i) modify the terms and conditions of any Award; (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or desirable, including adoption of rules, procedures or sub-plans applicable to particular Related Corporations or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 4 and 13(e) of the Plan; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Plan Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Common Stock or the issuance of Common Stock under the Plan.

18.8 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.9 Section 409A

To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the written instrument evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any written instrument evidencing any Award shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Restatement Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Effective Date the Plan Administrator determines that any Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the Restatement Effective Date), the Plan Administrator may, without consent of the Participant, adopt such amendments to the Plan and the applicable written instrument evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest, and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical. Notwithstanding the foregoing, the Company makes no representation or covenant to ensure that the Awards and the payment are exempt from or compliant with Section 409A of the Code and will have no liability to the Participants or any other party if the Awards or payment of the Awards that are intended to be exempt from, or compliant with, Section 409A of the Code, are not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.

18.10 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.11 Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to conflict of laws principles.

SECTION 19. CLAWBACK/RECOVERY

All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose such other clawback, recovery or recoupment provisions on an Award as the Plan Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of cause (as determined by the Plan Administrator).

DIRECTIONS TO ANNUAL SHAREHOLDERS MEETING

May 12, 2017 – 8:00 am Pacific Time

101526CP-01

Itron, Inc.
IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT LINE SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
C123456789
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 11, 2017.
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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1. Election of Directors:
1.1 - Frank M. Jaehnert For Against Abstain 1.2 - Jerome J. Lande For Against Abstain
1.3 - Timothy M. Leyden For Against Abstain + 1.4 - Gary E. Pruitt
The Board of Directors recommends a vote FOR Proposals 2, 4 and 5, and 1 year for proposal 3, all of which are Company Proposals.
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. For Against Abstain
4. Approve the Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan, including to increase the shares authorized for issuance thereunder and approval of the material terms required under Internal Revenue Code Section 162(m). For Against Abstain
3. Proposal to determine (non-binding) frequency of future votes on executive compensation. 1 Year 2 Years 3 Years Abstain
5. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2017.
For Against Abstain
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MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 12, 2017.
The Proxy Statement and the Annual Report to security holders are available at:
http://www.envisionreports.com/ITRI
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Itron, Inc.
This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 12, 2017
The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 10, 2017, at the Annual Meeting of Shareholders of Itron to be held at the Davenport Hotel in the Porter Room, at 10 South Post Street, Spokane, Washington, at 8:00 a.m., local time, on Friday, May 12, 2017, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
(Continued and to be marked, dated and signed, on the other side)

Itron, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1. Election of Directors:
1.1 - Frank M. Jaehnert
For Against Abstain
1.2 - Jerome J. Lande
For Against Abstain
1.3 - Timothy M. Leyden
For Against Abstain +
1.4 - Gary E. Pruitt
The Board of Directors recommends a vote FOR Proposals 2, 4 and 5, and 1 year for proposal 3, all of which are Company Proposals.
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.
For Against Abstain
4. Approve the Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan, including to increase the shares authorized for issuance thereunder and approval of the material terms required under Internal Revenue Code Section 162(m).
For Against Abstain
3. Proposal to determine (non-binding) frequency of future votes on executive compensation.
1 Year 2 Years 3 Years Abstain
5. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2017.
For Against Abstain
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
02JJRC
1UPX 3226842 +

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 12, 2017.
The Proxy Statement and the Annual Report to security holders are available at:
http://www.edocumentview.com/ITRI
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Itron, Inc.
This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 12, 2017
The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 10, 2017, at the Annual Meeting of Shareholders of Itron to be held at the Davenport Hotel in the Porter Room, at 10 South Post Street, Spokane, Washington, at 8:00 a.m., local time, on Friday, May 12, 2017, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
(Continued and to be marked, dated and signed, on the other side)

Itron, Inc.
IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT LINE SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 9, or 2017.
Vote by Internet
• Go to www.envisionreports.com/ITRI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Annual Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain
1.1 - Frank M. Jaehnert 1.2 - Jerome J. Lande 1.3 - Timothy M. Leyden 1.4 - Gary E. Pruitt
The Board of Directors recommends a vote FOR Proposals 2, 4 and 5, and 1 year for proposal 3, all of which are Company Proposals.
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. For Against Abstain
3. Proposal to determine (non-binding) frequency
of future votes on executive compensation. 1 Year 2 Years 3 Years Abstain
4. Approve the Itron, Inc. Second Amended and Restated 2010 Stock
Incentive Plan, including to increase the shares authorized for issuance thereunder and approval of the material terms required under Internal Revenue Code Section 162(m). For Against Abstain
5. Ratification of the appointment of Deloitte &
Touche LLP as the Company’s independent
registered public accountant for 2017. For Against Abstain
B Non-Voting Items
Change of Address — Please print your new address below.
Comments — Please print your comments below.
Meeting Attendance
Mark the box to the right
if you plan to attend the
Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
C 1234567890
J N T
1 U P X
3 2 2 6 8 4 3
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
02JJTD

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 12, 2017.
The Proxy Statement and the Annual Report to security holders are available at: http://www.envisionreports.com/ITRI
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Itron, Inc.
Annual Meeting May 12, 2017
Fidelity Management Trust Company (“Fidelity”), as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by Fidelity as holder of record. Fidelity will vote your securities in accordance with your wishes if you execute this form and return it promptly in the enclosed business reply envelope, or provide directions via the telephone or internet, as described elsewhere in this form. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.
For this meeting, to the extent of its authority to vote securities in the absence of participant instructions, unless otherwise required by law, Fidelity will not vote any allocated shares with respect to which Fidelity does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please provide your vote directions by May 9, 2017.
Fidelity Management Trust Company
(Continued and to be marked, dated and signed, on the other side)